UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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REDWOOD TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Redwood Trust, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation, to be held on May 22, 2008 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, for the following purposes:

1. To elect Douglas B. Hansen, Greg H. Kubicek, and Charles J. Toeniskoetter as Class II directors to serve until the Annual Meeting of Stockholders in 2011 and until their successors are duly elected and qualified;

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2008;

3. To consider and vote upon an amendment to our 2002 Incentive Plan;

4. To consider and vote upon an amendment to our Charter;

5. To consider and vote upon a stockholder proposal, if properly presented; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Our Board of Directors has fixed the close of business on March 31, 2008 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Your proxy to vote your shares at the Annual Meeting is solicited by our Board of Directors, which recommends that your votes be cast “FOR” the specified nominees for election as directors, “FOR” ratification of the appointment of our independent registered public accounting firm for 2008, “FOR” approval of the amendment to the 2002 Incentive Plan, “FOR” approval of the amendment to our charter, and “AGAINST” the stockholder proposal concerning our classified board of directors.

We would like your shares to be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we respectfully request that you date, execute, and promptly mail the enclosed proxy card in the accompanying postage-paid envelope or authorize a proxy to vote your shares by telephone or via the Internet as instructed on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 22, 2008:

Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2007 are available at http://www.redwoodtrust.com/phoenix.zhtml?c=117494&p=irol-eproxy

By Order of the Board of Directors,

Martin S. Hughes
Chief Financial Officer and Secretary

April 22, 2008

YOUR VOTE IS IMPORTANT.
PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD
IN THE ENCLOSED ENVELOPE
OR AUTHORIZE A PROXY TO VOTE YOUR SHARES BY TELEPHONE
OR THROUGH THE INTERNET AS INSTRUCTED ON THE PROXY CARD.

REDWOOD TRUST, INC.

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REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2008

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (the Company, Redwood, we or us), for exercise at the Annual Meeting of Stockholders (the Annual Meeting) to be held on Thursday, May 22, 2008 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card, and the Notice of Annual Meeting are being sent to stockholders beginning on or about April 22, 2008.

Redwood Trust is a financial institution with competitive advantages in the business of investing in real estate loans and securities. Since Redwood was founded in 1994, our goal has been to create a company that is more efficient than banks, thrifts, insurance companies, and other financial institutions at investing in, financing, and managing residential and commercial real estate loans and securities.

Like many financial institutions, our primary source of income is net interest income, which equals the interest income we earn from our investments in loans and securities less the interest expenses we incur from borrowed funds and other liabilities.

Some financial institutions fund their asset investments with borrowed money sourced by taking bank deposits, writing insurance policies, or issuing corporate debt. By contrast, we fund most of our investments with equity. Our investments are sourced from third party issuers of securitizations as well as the two securitization programs we sponsor.

The address and telephone number of our principal executive office are as set forth above and our website is www.redwoodtrust.com.

INFORMATION ABOUT THE ANNUAL MEETING

Who May Attend the Annual Meeting

Only stockholders who own our common stock as of the close of business on March 31, 2008, the record date for the Annual Meeting, will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our employees.

Who May Vote

Each share of our common stock outstanding on the record date for the Annual Meeting is entitled to one vote. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 31, 2008. As of the record date, there were 32,709,963 shares of common stock issued and outstanding. You can vote in person at the Annual Meeting or by proxy. To vote by proxy, please date, execute, and mail the enclosed proxy card, or authorize a proxy to vote your shares by telephone or through the Internet as instructed on the proxy card.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy

If you vote by proxy, the individuals named on the proxy, or their substitutes, will vote your shares in the manner you indicate. If you date, sign, and return the proxy card without indicating your instructions, your shares will be voted as follows:

•	For the election of each of the three Class II nominees to serve until the Annual Meeting of Stockholders in 2011 and until their successors are duly elected and qualified;
•	For the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2008;
•	For the approval of the amendment to our 2002 Incentive Plan;
•	For the approval of the amendment to our Charter;
•	Against the stockholder proposal; and
•	In the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to Redwood’s Secretary at our principal executive office.

Quorum Requirement

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. If other matters do properly come before the meeting, however, it is intended that the persons named in the proxies will vote upon them in their discretion.

Information About the Proxy Statement and the Solicitation of Proxies

The enclosed proxy is solicited by our Board of Directors and we will bear the costs of this solicitation. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission, e-mail, and telegram on our behalf by our directors and officers. Banks, brokerage houses, nominees, and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of our common stock entitled to be voted at the Annual Meeting and to obtain authorization for the execution of proxies. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. We have engaged MacKenzie Partners to solicit votes in connection with the Annual Meeting, and the cost of the engagement is estimated to be $10,000, plus reasonable out-of-pocket expenses.

Annual Report

Our 2007 Annual Report, consisting of our Annual Report on Form 10-K for the year ended December 31, 2007, is being mailed to stockholders together with this Proxy Statement and contains financial and other information about Redwood, including audited financial statements for our fiscal year ended December 31, 2007. Certain sections of our 2007 Annual Report are incorporated into this Proxy Statement by reference, as described in more detail under “Information Incorporated by Reference” below. A copy of our 2007 Annual Report is available on our website.

Householding

We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement, and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing at: Computershare Investor Services, 2 N. LaSalle Street, Chicago, IL 60602; or by telephone at: (888) 472-1955).

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, Proxy Statement, and 2007 Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

CORPORATE GOVERNANCE

Corporate Governance Standards

Our Board of Directors has adopted Corporate Governance Standards (Governance Standards). Our Governance Standards are available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office. The Governance Standards contain general principles regarding the composition and functions of our Board of Directors and its committees.

Director Independence

As required under Section 303A of the New York Stock Exchange (NYSE) Listed Company Manual and our Governance Standards, our Board of Directors has affirmatively determined that none of our non-management directors, Richard D. Baum, Thomas C. Brown, Mariann Byerwalter, Greg H. Kubicek, Georganne C. Proctor, Charles J. Toeniskoetter, and David L. Tyler, has a material relationship (either directly or as a partner, shareholder, or officer of an organization that has a relationship) with us and that each qualifies as “independent” under Section 303A.

Process for Nominating Potential Director Candidates

Director Qualifications.  Our Governance Standards contain Board membership criteria that apply to nominees for our Board of Directors. The Governance Standards require that each member of our Board of Directors must exhibit high standards of integrity, commitment, and independence of thought and judgment, and must be committed to promoting the best interests of Redwood. In addition, each director must devote the time and effort necessary to be a responsible and productive member of our Board of Directors. This includes developing knowledge about Redwood’s business operations and doing the work necessary to participate actively and effectively in Board and committee meetings. The members of our Board of Directors should collectively possess a broad range of talent, skill, expertise, and experience useful to effective oversight of our business and affairs and sufficient to provide sound and prudent guidance with respect to our operations and interests.

Identifying and Evaluating Nominees for Directors.  Our Board of Directors nominates director candidates for election by stockholders at each annual meeting and elects new directors to fill vacancies on our Board of Directors between annual meetings of the stockholders. Our Board of Directors has delegated the selection and initial evaluation of potential director nominees to the Governance and Nominating Committee with input from the Chief Executive Officer and the President. The Governance and Nominating Committee makes the final recommendation of candidates to our Board of Directors for nomination. Our Board of Directors, taking into consideration the assessment of the Governance and Nominating Committee, also determines whether a nominee would be an independent director.

Stockholders’ Nominees.  Our Bylaws permit stockholders to nominate a candidate for election as a director at an annual meeting of the stockholders subject to compliance with certain notice and informational requirements, as more fully described below in this Proxy Statement under “Stockholder Proposals for the 2009 Annual Meeting.” A copy of the full text of our Bylaws may be obtained by any stockholder upon written request addressed to Redwood’s Secretary at our principal executive office. Any stockholder nominations should include the nominee’s name and qualifications for Board membership and should be addressed to Redwood’s Secretary at our principal executive office.

The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for election to our Board of Directors. The Governance and Nominating Committee evaluates stockholder nominations in connection with its responsibilities set forth in its written charter and applies the qualification criteria set forth in the Governance Standards under “Director Qualifications.”

Code of Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics (Code of Ethics) that applies to all of our directors, officers, and employees. Our Code of Ethics is available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

We intend to post on our website, and disclose in a Current Report on Form 8-K to the extent required by applicable regulations, any change to the provisions of our Code of Ethics, as well as any waiver of a provision of the Code of Ethics.

Presiding Director

Our Governance Standards provide that the Chair of the Governance and Nominating Committee of the Board of Directors will serve as the Presiding Director for our independent directors, chairing executive sessions of our independent directors, and performing other duties set forth in our Governance Standards. Richard D. Baum currently serves as the Presiding Director.

Executive Sessions

Our Governance Standards require that our independent directors meet in executive session at each regularly scheduled meeting of our Board of Directors and at such other times as determined by our Presiding Director.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors by e-mail addressed to boardofdirectors@redwoodtrust.com. The Presiding Director has access to this e-mail address and will provide access to the other directors as appropriate. Communications that are intended specifically for non-management directors should be addressed to the Presiding Director.

Director Attendance at Annual Meetings of Stockholders

Pursuant to our Governance Standards, our directors are expected to attend annual meetings of stockholders. Seven of our nine directors attended last year’s Annual Meeting of Stockholders. We expect eight of our nine directors to attend this year’s Annual Meeting.

Stock Ownership by Directors

Pursuant to our Governance Standards, non-employee directors are required to purchase from their own funds at least $50,000 (as measured on a purchase cost basis, including deferred stock units acquired in the deferred compensation plan through the voluntary deferral of what otherwise would have been current cash compensation) of our common stock within three years from the date of commencement of their Board membership. In addition, non-employee directors are required to own at least $250,000 of our common stock (as measured on a purchase cost basis, including deferred stock units acquired through both voluntary and involuntary deferred compensation) by the later of December 31, 2011 or five years from the date of commencement of their Board membership. Stock acquired with respect to the $50,000 stock ownership requirement counts toward the attainment of the $250,000 stock ownership requirement.

ITEM 1 — ELECTION OF DIRECTORS

Our Charter and Bylaws provide for a classified Board of Directors consisting of Classes I, II, and III. Class II directors are scheduled to be elected at the 2008 Annual Meeting to serve for a three-year term and until their successors are duly elected and qualify. The nominees for the three Class II director positions are set forth below. In the event we are advised prior to the Annual Meeting that any nominee will be unable to serve or for good cause will not serve as a director if elected at the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, we are not aware of any nominee who is unable or unwilling to serve as a director for the full three-year term. The nominees listed below currently are serving as directors of Redwood.

Vote Required

If a quorum is present, a plurality of the votes cast at the Annual Meeting is required for the election of directors. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES IDENTIFIED BELOW.

Class II Nominees to Board of Directors

Name	Positions with Redwood
Douglas B. Hansen	Director and President
Greg H. Kubicek	Director
Charles J. Toeniskoetter	Director

Certain biographical information regarding each nominee for election at the Annual Meeting is set forth below along with biographical information for other directors.

Douglas B. Hansen, age 50, is a founder of Redwood and has served as President and a director since 1994. In November 2007, Mr. Hansen announced his intention to retire from his position as President of Redwood on or prior to December 31, 2008. From 1990 through 1997, Mr. Hansen was a Principal with George E. Bull, III Capital Management, Inc. (GB Capital). GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. GB Capital ceased operating as a business in 1997. Mr. Hansen holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School.

Greg H. Kubicek, age 51, has been a director of Redwood since 2002. Mr. Kubicek is President of The Holt Group, Inc., a real estate company that develops, owns, and manages commercial real estate properties and is a residential homebuilder. He has also served as Chairman of the Board of Cascade Corporation, an international manufacturing corporation. Mr. Kubicek holds a B.A. in Economics from Harvard College.

Charles J. Toeniskoetter, age 63, has been a director of Redwood since 1994. Mr. Toeniskoetter is Chairman of Toeniskoetter & Breeding, Inc., a company that has developed, owns, and manages over $300 million of commercial and industrial real estate properties. Mr. Toeniskoetter serves on the Board of Directors of SJW Corp. and Heritage Commerce Corp., as well as a number of other community organizations. Mr. Toeniskoetter holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from the Stanford University Graduate School of Business.

Current Directors — Terms Expiring After 2008

Richard D. Baum, age 61, has been a director of Redwood since 2001. Mr. Baum is the Executive Director of the California Commission for Economic Development. He served as the Chief Deputy Insurance Commissioner for the State of California from 1991 to 1994 and 2003 to 2007. Mr. Baum served from 1996 to 2003 as the President of Care West Insurance Company, a worker’s compensation insurance company, and prior to 1991 as Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses, including real estate development and property management. Mr. Baum holds a B.A. from Stanford University, an M.A. from the State University of New York, and a J.D. from George Washington University, National Law Center, Washington, D.C. Mr. Baum is a Class I director whose term expires in 2010.

George E. Bull, III, age 59, is a founder of Redwood and has served as Chairman of the Board and Chief Executive Officer of Redwood since 1994. From 1983 through 1997, Mr. Bull was the President of GB Capital. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Bull holds a B.A. in Economics from the University of California at Davis. Mr. Bull is a Class III director whose term expires in 2009.

Mariann Byerwalter, age 47, has been a director of Redwood since 1998. Ms. Byerwalter is currently Chairman of JDN Corporate Advisory LLC (a privately held advisory services firm). Ms. Byerwalter served as the Chief Financial Officer and Vice President for Business Affairs of Stanford University from 1996 to 2001. She was a partner and co-founder of America First Financial Corporation from 1987 to 1996, and she served as Chief Operating Officer, Chief Financial Officer, and a director of America First Eureka Holdings, a publicly traded institution and the holding company for Eureka Bank from 1993 to 1996. She serves on the Board of Directors of The PMI Group, Inc., Pacific Life Corp., SRI International, Burlington Capital Corporation, the Lucile Packard Children’s Hospital, and the Stanford Hospital and Clinics. She also currently serves on the Board of Trustees of Stanford University and as a Trustee of certain investment companies affiliated with Charles Schwab Corporation. Ms. Byerwalter holds a B.A. from Stanford University and an M.B.A. from Harvard Business School. Ms. Byerwalter is a Class I director whose term expires in 2010.

Thomas C. Brown, age 59, has been a director of Redwood since 1998. Mr. Brown is currently Chief Executive Officer and principal shareholder of Urban Bay Properties, Inc. Mr. Brown has previously held CEO or senior officer positions with PMI Mortgage Insurance, Centerbank, and Merrill Lynch and Co., Inc. Mr. Brown’s experience encompasses over 25 years in mortgage finance, real estate, banking, and investment banking. Mr. Brown holds a B.S. from Boston University and an M.B.A. from the University of Buffalo. Mr. Brown is a Class III director whose term expires in 2009.

Georganne C. Proctor, age 51, has been a director of Redwood since March 9, 2006. Ms. Proctor is currently Executive Vice President and Chief Financial Officer of TIAA-CREF. From 2003 to 2005, Ms. Proctor was Executive Vice President of Golden West Financial Corporation, a thrift institution. From 1994 to 1997, Ms. Proctor was Vice President of Bechtel Group, a global engineering firm, and also served as its Senior Vice President and Chief Financial Officer from 1997 to 2002 and as a director from 1999 to 2002. From 1991 to 1994, Ms. Proctor served as finance director of certain divisions of The Walt Disney Company, a diversified worldwide entertainment company. Ms. Proctor also serves on the Board of Directors of Kaiser Aluminum Corporation. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University at Hayward. Ms. Proctor is a Class III director whose term expires in 2009.

David L. Tyler, age 70, has been a director of Redwood since 2001. Mr. Tyler retired in 2001 as Executive Vice President, director, and Chief Financial Officer of Interland Corporation, a private owner and developer of commercial centers and apartment communities. Interland owned and operated in excess of 5,000 multifamily units and over two million square feet of office space. Prior to his employment at Interland beginning in 1972, Mr. Tyler served as Controller at Kaiser Resources from 1968 to 1971 and with the accounting firm Touche Ross from 1963 to 1968. Mr. Tyler holds a B.A from the University of California, Riverside and an M.B.A from the Graduate School of Business, University of California, Berkeley. Mr. Tyler is a Class I director whose term expires in 2010.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors consists of nine directors. Our Board of Directors has established three committees of the Board: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership during the 2007 fiscal year and the function of each committee are described below. Each of the committees has adopted a charter and the charters of all committees are available on our website and in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

Our Board of Directors held a total of seven meetings during 2007. The independent directors of Redwood meet in executive session at each of the five regularly scheduled meetings, for a total of five times during 2007. The Chair of the Governance and Nominating Committee, also designated as the Presiding Director, presided at executive sessions of the independent directors. No director attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served, and as noted above, seven of our nine directors attended last year’s Annual Meeting of Stockholders and eight of our nine directors are expected to attend this year’s Annual Meeting of Stockholders.

Audit Committee

The Audit Committee provides oversight regarding accounting, auditing, and financial reporting practices of Redwood. The Audit Committee consists solely of non-management directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE and the rules of the SEC. Our Board of Directors has determined that all members of the Audit Committee are financially literate pursuant to the listing standards of the NYSE, and has designated Mr. Tyler and Ms. Proctor as “audit committee financial experts” as defined under current SEC rules. The Audit Committee met eight times in 2007 in order to carry out its responsibilities discussed more fully below under “Audit Committee Matters — Audit Committee Report.”

Compensation Committee

The Compensation Committee reviews and approves Redwood’s compensation philosophy, reviews the competitiveness of Redwood’s total compensation practices, determines and approves the annual base salaries and incentive awards paid to our named executive officers, approves the terms and conditions of proposed incentive plans applicable to our named executive officers and other key management employees, approves and administers Redwood’s employee benefit plans, and reviews and approves hiring and severance arrangements for our named executive officers. The Compensation Committee consists solely of non-management directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE. The Compensation Committee met seven times in 2007 in order to carry out its responsibilities as more fully discussed below under “Executive Compensation — Compensation Discussion and Analysis.”

Governance and Nominating Committee

The Governance and Nominating Committee reviews and considers corporate guidelines and principles, evaluates potential director candidates and recommends qualified candidates to the full Board, reviews the management succession plan and executive resources, oversees the evaluation of the Board of Directors, and, in collaboration with the Compensation Committee, oversees the evaluation of management. The Governance and Nominating Committee consists solely of non-management directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE. The Governance and Nominating Committee met four times in 2007 in order to carry out its responsibilities.

Committee Members

The current members of each of the three standing committees are listed below, with the Chair appearing first.

Audit	Compensation	Governance and Nominating
Greg H. Kubicek	Mariann Byerwalter	Richard D. Baum
Thomas C. Brown	Richard D. Baum	Greg H. Kubicek
Georganne C. Proctor	Thomas C. Brown	Georganne C. Proctor
Charles J. Toeniskoetter	David L. Tyler	Charles J. Toeniskoetter
David L. Tyler

DIRECTOR COMPENSATION

Information on our non-employee director compensation to be paid in 2008 is set forth below.

Annual Retainer	$50,000*
Board Meeting Fee (in person attendance)	$2,000
Board Meeting Fee (telephonic attendance)	$1,000
Committee Meeting Fee (in person attendance)	$2,000
Committee Meeting Fee (telephonic attendance)	$1,000

*	The Chair of the Audit Committee receives an additional annual retainer of $20,000 and the Chairs of the Compensation Committee and the Governance and Nominating Committee receive an additional annual retainer of $15,000.

Non-employee directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Non-employee directors are also granted deferred stock units each year following the annual meeting of stockholders. Directors may also be granted equity awards upon their initial election to the Board. Deferred stock units are credited under Redwood’s executive deferred compensation plan. The number of deferred stock units granted is determined by dividing $60,000 by the closing stock price on the grant date. These deferred stock units are fully-vested upon grant. They are distributed from the executive deferred compensation plan in shares of common stock at a date elected by the director with the earliest distribution date four years from the date of grant. Dividend equivalent rights on these deferred stock units are paid in cash to directors on each dividend distribution date.

Each director may elect to defer receipt of cash compensation or dividend equivalent rights on deferred stock units in Redwood’s executive deferred compensation plan. Cash balances in the executive deferred compensation plan are unsecured liabilities of Redwood and are utilized by Redwood as available capital to help fund investments and operations. Directors earn a rate of return on their deferred compensation that is equivalent to 120% of the applicable long-term federal rate published by the Internal Revenue Service compounded monthly. Directors have the option of converting their deferrals into deferred stock units which will entitle them to receive dividend equivalent rights.

The following table provides information on non-employee director compensation for 2007. Directors who are employed by Redwood do not receive any compensation for their Board activities.

Non-Employee Director Compensation — 2007

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard D. Baum	$81,000	$60,000	—	—	—	$29,800	$170,800
Thomas C. Brown	$80,000	$60,000	—	—	—	$34,525	$174,525
Mariann Byerwalter	$73,500	$60,000	—	—	$3,125	$42,650	$179,275
Greg H. Kubicek	$83,500	$60,000	—	—	$1,163	$47,925	$192,588
Georganne C. Proctor	$73,000	$60,000	—	—	—	—	$133,000
Charles J. Toeniskoetter	$76,000	$60,000	—	—	—	—	$136,000
David L. Tyler	$78,000	$60,000	—	—	—	$44,525	$182,525

(1)	Fees earned include the annual retainer and meeting fees.
(2)	Value of deferred stock units awarded annually.
(3)	Represents the value of “above-market” interest credited and expensed under the executive deferred compensation plan. As described below under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation,” the interest accrual formula for deferred compensation has been modified and did not accrue above-market rates after June 30, 2007. The table does not include dividend equivalent rights earned on deferred stock units or options, as the value of the dividend equivalent rights was factored into the grant date fair value of the original deferred stock unit and option awards in accordance with Financial Accounting Standard No. 123(R), Shared-Based Payments (SFAS 123(R)).
(4)	Represents gains realized from the exercise of stock options. In 2007, the gains were the result of the exercise by each of the designated directors of 2,500 options.

EXECUTIVE OFFICERS

Executive officers and their positions with Redwood are listed in the table below. For purposes of this proxy, the named executive officers (NEOs) are Messrs. Bull, Hansen, Hughes, Nicholas, Sirkis, and Zagunis. Mr. Sirkis resigned his employment with Redwood effective December 28, 2007.

Name	Position with Redwood	Age
George E. Bull, III	Chairman of the Board and Chief Executive Officer	59
Douglas B. Hansen	President and Director	50
Martin S. Hughes	Chief Financial Officer and Secretary	50
Brett D. Nicholas	Chief Investment Officer	39
Harold F. Zagunis	Managing Director	50
Raymond S. Jackson	Managing Director and Controller	35

The executive officers serve at the discretion of our Board of Directors. Biographical information regarding Messrs. Bull and Hansen is provided in the preceding pages. Biographical information regarding Messrs. Hughes, Nicholas, Zagunis, and Jackson is set forth below.

Martin S. Hughes, age 50, has served as Chief Financial Officer and Secretary since August 2006 and Vice President of Redwood since June 2005. Mr. Hughes, with Mr. Nicholas, is responsible for managing Redwood’s day-to-day operations. Mr. Hughes has over 15 years of senior management experience in the financial services industry. From 2000 to 2004, Mr. Hughes was the President and Chief Financial Officer of Paymap Inc., a company that develops, markets, and services electronic payment products. Mr. Hughes served as Vice President and Chief Financial Officer of Redwood in 1999. Mr. Hughes also served as Chief Financial Officer of North American Mortgage Company from 1992 to 1998. Prior to 1992, Mr. Hughes was employed for eight years at an investment banking firm and for four years at Deloitte and Touche LLP. Mr. Hughes has a B.S. in Accounting from Villanova University.

Brett D. Nicholas, age 39, has served as Chief Investment Officer since November 2007 and Vice President of Redwood since 1996. Mr. Nicholas, with Mr. Hughes, is responsible for managing Redwood’s day-to-day operations. Prior to joining Redwood, he was Vice President of Secondary Marketing at California Federal Bank, FSB and Vice President of Secondary Marketing at Union Security Mortgage. Mr. Nicholas holds a B.A. in Economics from the University of Colorado at Boulder and is a graduate of the Stanford University Executive Program.

Harold F. Zagunis, age 50, has served as Managing Director since March 2008 and Vice President of Redwood since 1995. From 2000 to 2006, Mr. Zagunis also served as our Chief Financial Officer, Controller, Treasurer, and Secretary. Prior to joining Redwood, Mr. Zagunis was Vice President of Finance for Landmark Land Company, Inc., a publicly traded company owning savings and loan and real estate development interests. He currently serves on the Board of Directors of Landmark Land Company. Mr. Zagunis holds B.A. degrees in Mathematics and Economics from Willamette University and an M.B.A. from Stanford University Graduate School of Business.

Raymond S. Jackson, age 35, has served as Managing Director since March 2008 and Vice President and Controller of Redwood since April 2006. From 1994 to 2006, Mr. Jackson served as Senior Manager and in other senior positions with the accounting firms Deloitte and Touche LLP, KPMG LLP, and PricewaterhouseCoopers LLP in the United Kingdom and United States, serving clients within the mortgage finance and banking industry. Mr. Jackson holds a B.S. from the University of Loughborough, England.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of March 31, 2008, on the beneficial ownership of our common stock by our directors, named executive officers, and by all of our directors and executive officers as a group. The table includes common stock equivalents held by these individuals through Redwood-sponsored benefits programs. Except as otherwise indicated and for such power that may be shared with a spouse, each person has sole investment and voting power with respect to the shares shown to be beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC.

Name	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)
George E. Bull, III(3)	794,998	2.43%
Douglas B. Hansen(4)	432,503	1.32%
Brett D. Nicholas(5)	139,256	*
Harold F. Zagunis(6)	66,806	*
Greg H. Kubicek(7)	62,706	*
Andrew I. Sirkis(8)	55,131	*
David L. Tyler(9)	31,971	*
Charles J. Toeniskoetter(10)	28,815	*
Martin S. Hughes(11)	23,681	*
Richard D. Baum(12)	21,448	*
Thomas C. Brown(13)	13,411	*
Mariann Byerwalter(14)	12,667	*
Georganne C. Proctor(15)	8,798	*
All directors and executive officers as a group (14 persons)	1,695,122	5.18%

*	Less than 1%.
(1)	Represents shares of common stock outstanding, common stock underlying vested options that are exercisable within 60 days of March 31, 2008, and common stock underlying deferred stock units that have vested or will vest within 60 days of March 31, 2008.

(2)	Based upon 32,709,963 shares of our common stock outstanding as of March 31, 2008.
(3)	Includes 340,129 shares held of record by the Bull Trust, 600 shares held of record by Mr. Bull’s spouse, 347,030 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2008, and 107,239 deferred stock units that have vested or will vest within 60 days of March 31, 2008.
(4)	Includes 153,858 shares held of record by the Hansen Revocable Living Trust, 185,263 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2008, and 93,382 deferred stock units that have vested or will vest within 60 days of March 31, 2008.
(5)	Includes 78,084 shares issuable upon the exercise of stock options exercisable within 60 days March 31, 2008, and 40,728 deferred stock units that have vested or will vest within 60 days of March 31, 2008.
(6)	Includes 38,267 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2008 and 26,852 deferred stock units that have vested or will vest within 60 days of March 31, 2008.
(7)	Includes 14,664 shares held in GK Holt Company Inc. Money Purchase Pension & Profit Sharing Plan & Trust, 10,124 shares held in a living trust, 935 shares held of record by Mr. Kubicek’s spouse, 4,342 shares held of record by Mr. Kubicek’s children, 2,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2008, and 23,804 fully vested deferred stock units.
(8)	Consists of 55,131 fully vested deferred stock units.
(9)	Includes 10,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2008 and 3,692 fully vested deferred stock units.
(10)	Includes 500 shares with respect to which Mr. Toeniskoetter has voting and investment power in the Toeniskoetter & Breeding, Inc. Development Profit Sharing Trust, 12,300 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2008, and 3,692 fully vested deferred stock units.
(11)	Includes 23,681 deferred stock units that have vested or will vest within 60 days of March 31, 2008.
(12)	Includes 11,756 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2008 and 3,692 fully vested deferred stock units.
(13)	Includes 7,300 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2008 and 3,692 fully vested deferred stock units.
(14)	Includes 7,300 shares issuable upon the exercise of stock options within 60 days of March 31, 2008 and 3,692 fully vested deferred stock units.
(15)	Includes 1,200 shares held in the Proctor Trust and 7,598 deferred stock units that have vested or will vest within 60 days of March 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 31, 2008, with respect to shares of our common stock owned by each person or entity (excluding our executive officers) known by us to be the beneficial owner of more than 5 percent of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Wallace R. Weitz & Company(1)	5,782,817	17.68%
Davis Selected Advisers, L.P.(2)	2,935,271	8.97%
Wasatch Advisors, Inc.(3)	2,564,988	7.84%
Nierenberg Investment Management Company, Inc.(4)	1,891,425	5.78%

(1)	Address: 1125 South 103 Street, Suite 600, Omaha, Nebraska 68124. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Wallace R. Weitz & Company (Weitz) is based upon the amended Schedule 13G filed by Weitz with the SEC on January 11, 2008 as modified by information subsequently provided by Weitz to Redwood. The aggregate number of shares of common stock beneficially owned by Weitz includes 5,782,817 shares with respect to which Weitz has sole dispositive power, 3,205,576 shares with respect to which it has sole voting power, and 2,577,241 shares with respect to which it has shared voting power. 2,577,241 shares of common stock held by Weitz are subject to a Voting Agreement pursuant to which Weitz transferred its voting rights with respect to such shares to George E. Bull, III. Pursuant to that Voting Agreement, which is not subject to specific duration, shares beneficially held by Weitz and its affiliates in excess of 9.8% of Redwood’s total issued and outstanding capital stock (Excess Shares) are subject to an irrevocable voting proxy under which Mr. Bull agrees to vote the Excess Shares on each matter to be voted upon in the same proportion as the votes cast on such matter by all stockholders other than Weitz and its affiliates. Additionally, according to information provided by Weitz to Redwood, the aggregate number of shares of common stock beneficially owned by Weitz (including a portion of the shares subject to the Voting Agreement described above) includes 2,379,200 shares held of record by the Weitz Funds-Value Fund and 2,045,515 shares held of record by the Weitz Funds-Partners Value Fund.

(2)	Address: 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706. Share ownership is based on information furnished by Davis Selected Advisers, L.P. (Davis) in a Schedule 13G filed with the SEC on February 12, 2008. According to that Schedule 13G, Davis has sole dispositive power with respect to 2,935,271 shares of common stock, sole voting power with respect to 2,852,026 shares of common stock, and there are no shares with respect to which it has either shared voting power or shared dispositive power.
(3)	Address: 150 Social Hall Avenue, Salt Lake City, Utah 84111. Share ownership is based on information furnished by Wasatch Advisors, Inc. (Wasatch) in an amended Schedule 13G filed with the SEC on February 14, 2008. According to that amended Schedule 13G, Wasatch has sole voting power and sole dispositive power with respect to 2,564,988 shares of common stock, and there are no shares with respect to which it has either shared voting power or shared dispositive power.
(4)	Address: 19605 N.E. 8th Street, Camas, Washington 98607. Share ownership is based on information furnished by The D3 Family Funds (D3 Family Funds) in a Schedule 13D filed with the SEC on December 7, 2007, as modified by information subsequently provided by the D3 Family Funds to Redwood. According to those same sources, Nierenberg Investment Managment Company, Inc. has shared voting power and shared dispositive power with respect to all shares of common stock it beneficially owns, and there are no shares with respect to which it has either sole voting power or sole dispositive power. According to the above referenced Schedule 13D, Nierenberg Investment Management Company, Inc. is either the sole general partner or sole owner of the sole general partner of each of the D3 Family Funds that is a holder of record of common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee (the Committee) of Redwood’s Board of Directors consists exclusively of independent directors as defined by the NYSE. The Committee acts on behalf of our Board of Directors in administering Redwood’s executive compensation plans and programs.

The Committee consists of Mariann Byerwalter (Chair), Richard D. Baum, Thomas C. Brown, and David L. Tyler. The Committee met seven times in 2007.

Compensation Philosophy and Objectives

Redwood has adopted a performance-based compensation philosophy for its executive officers that focuses executive behavior on achievement of both near-term and long-term business objectives and strategies and also strives to ensure retention of talented individuals in a competitive hiring marketplace. The Committee is generally responsible for evaluating and administering our executive compensation programs and practices to ensure that they provide proper incentives and appropriately drive corporate performance. The Committee seeks to closely align executive compensation with individual and Company performance, both on a short-term and long-term basis, through a mixture of cash compensation and equity-based awards. Since Redwood’s inception, we have encouraged Company ownership at both the executive and employee level.

The Committee’s objectives in establishing executive compensation are as follows:

•	Attract and retain highly qualified and productive executives;
•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and long-term basis;
•	Reinforce the linkage between the interests of Redwood’s stockholders and executives by encouraging Company ownership and rewarding stockholder value creation; and
•	Ensure that compensation levels are both externally competitive and internally equitable, while delivering compensation on a cost effective basis.

Cash compensation each year for Redwood’s executive officers is primarily determined based on Company performance, with individual performance a secondary determinant. Redwood seeks to have an executive compensation structure that awards cash compensation (salary plus bonus) upon achievement of performance targets that is similar to the median target cash compensation awarded by companies that compete with Redwood for people and capital. The current target level for Company performance for this purpose is 11% annual adjusted return on equity. For adjusted return on equity performance above or below the target level, we intend that the compensation program deliver cash compensation that is above or below the median range, as applicable. To a lesser degree, total cash compensation for each year also varies as a function of individual performance.

With respect to long-term equity compensation, Redwood seeks to make regular annual awards at levels that exceed the market median of the Company’s peer group. The value realized by an executive from these long-term equity compensation awards will depend on dividends and stock price performance over extended vesting and deferral periods, as determined by the Committee to be appropriate.

The peer group of companies most recently utilized by the Committee for benchmarking market medians and ranges is described below.

Determination of Compensation

The Committee is charged with the primary authority to make determinations and recommendations of compensation awards available to Redwood’s NEOs. For 2007, the NEOs consisted of Messrs. Bull, Hansen, Nicholas, Hughes, Zagunis, and Sirkis. Redwood’s compensation setting process is dynamic and is evaluated on an annual basis. As has been its practice for a number of years, the Committee utilizes the services of a nationally recognized independent compensation consultant, Frederic W. Cook & Co., Inc., to assist the Committee in determining the key elements of its compensation programs and to provide benchmarking analysis. Frederic W. Cook & Co., Inc. does no other work for Redwood or management.

On an annual basis, Frederic W. Cook & Co., Inc. reviews the executive compensation program with the Committee and assesses the competitiveness of compensation levels for the NEOs to ensure that the compensation is aligned with the Company’s compensation philosophy. Frederic W. Cook & Co., Inc. also provides the Committee with analysis of compensation practices among the Company’s peer group and a two-year tally-sheet analysis for each Redwood NEO. In addition, Frederic W. Cook & Co., Inc. assists the Committee with respect to the determination of amounts, form, and structure of the compensation programs adopted by Redwood. Based on the Committee’s judgment and reflecting Frederic W. Cook & Co., Inc.’s input, Redwood’s executive compensation package consists of a fixed base salary and variable cash and equity-based incentive awards, with a significant portion of compensation allocated to the variable and equity-based components to appropriately align total executive compensation with individual and Company performance.

Redwood’s Office of the President, consisting of its Chairman and Chief Executive Officer and President (the OOP), provides the Committee with its recommendations with respect to the compensation of the other NEOs. In addition, on an annual basis, the Committee is provided with a self-assessment from each of the NEOs regarding their own evaluation of individual and collective performance over the prior year. The Committee takes these recommendations into consideration when determining levels of cash and equity compensation.

Compensation Benchmarking

As in prior years, in 2007 the Committee asked Frederic W. Cook & Co., Inc. to conduct a market pay analysis of a peer group of companies. The Committee considers the use of a peer group important to remain competitive. In considering the market pay analysis, the Committee considered the fact that the peer group of companies used for comparison did not include generally higher-paying externally managed REITs, private-equity firms, and hedge funds with which Redwood must compete for executive talent. Frederic W. Cook & Co., Inc. did not include those companies in their peer group because they have different business economics and pay models than Redwood. The Committee was also cognizant of competitive evidence suggesting that the upside potential in Redwood’s annual bonuses was not commensurate to its peers at higher levels of Company performance.

Following the completion of the competitive pay analysis prepared by Frederic W. Cook & Co., Inc., the Committee concluded that:

•	The primary peer group should continue to be other major internally-managed mortgage REITs and taxable mortgage, investment banking, specialty-finance, real-estate, and investment management companies with comparable business economics and pay models to Redwood;
•	Salaries and target annual bonuses should continue to be oriented at or near the median target levels of compensation at this group of peer companies;
•	Executive annual bonuses should have adequate upside opportunity so that delivered total annual compensation may potentially reach the top-quartile of the peer group for strong absolute Company performance; and
•	Competitive pressure from higher-paying related market sectors should be addressed by awarding long-term grant values near the 75th percentile relative to the peers.

The “peer group” of companies utilized by the Committee for the 2007 study of 2006 compensation levels and practices consisted of Accredited Home Lenders Company, Allied Capital Corporation, American Capital Strategies, Ltd., American Home Mortgage Investment Corporation, Annaly Capital Management, Inc., CapitalSource Inc., Capital Trust Inc., Centerline Holding Company, Impac Mortgage Holdings Inc., IndyMac Bancorp Inc., iStar Financial Inc., Northstar Realty Finance Corporation, Ocwen Financial Corporation, and PHH Corporation. The Committee reviews the list of peer companies on an annual basis to confirm that the companies included continue to meet the Committee’s criteria for inclusion. The Committee also takes into consideration changes in real estate and capital markets and changes in competitors. Accordingly, the companies included in the peer group may change from year to year as a result of this review.

In the comparative analysis, executive positions were matched against functional benchmarks from the peer companies as follows:

•	Messrs. Bull and Hansen, were matched to the average of the top two executives at peer companies in cases where there were two executives sharing the top leadership role, and only the Chief Executive Officer at others.
•	Mr. Nicholas was generally matched to the Chief Operating Officer, Chief Investment Officer, or manager of the largest business unit for peer companies.
•	Mr. Hughes was matched to the Chief Financial Officer position.

Determination of compensation for Messrs. Sirkis and Zagunis was based upon internal equity considerations within Redwood and general market conditions for similarly positioned executives.

Base Salary

The Company seeks to establish base salaries of NEOs around the median of base salaries paid by the peer group. In setting base salaries for NEOs, in addition to the analysis prepared by Frederic W. Cook & Co., Inc., the Committee annually reviews data from available published compensation surveys and proxy statements filed by the peer group. The Committee reviews base salaries as one part of overall compensation for the NEOs annually. The Committee may make adjustments to base salary based on the executive’s experience and responsibilities and after consideration of other components of compensation. As noted above, base salaries are targeted at the median level relative to the Company’s peer group.

Effective January 1, 2008, the Committee increased the salaries of Messrs. Hughes and Zagunis to reflect increased responsibilities. Mr. Hughes’ annual salary was increased from $450,000 to $500,000 and Mr. Zagunis’ annual salary was increased from $325,000 to $400,000. In addition, Mr. Hughes’ target bonus percentage was increased to 100% in 2008.

Performance-Based Compensation

Redwood’s compensation program attempts to reward NEOs based on the Company’s performance and the individual executive’s contribution to that performance. As an integral part of this program, executive officers receive annual bonuses in the event specified Company and individual performance measures are achieved.

In order to better align the interests of Redwood’s executive officers with the interests of its stockholders, the annual bonus plan is weighted 75% on the achievement of a predetermined goal of adjusted return on equity (Adjusted ROE) and 25% on the achievement of pre-established individual goals. Adjusted ROE is defined as GAAP income divided by core equity, subject to adjustment when circumstances warrant at the discretion of the Committee. Core equity is defined as average GAAP equity excluding mark-to-market adjustments. The Committee has determined that Adjusted ROE provides an appropriate measurement of the Company’s performance because, as a company whose primary source of earnings is income from real estate investments, the use of core equity reflects the amount of capital the Company has to invest (excluding the effect of unrealized market valuation adjustments).

The Committee determined that individual performance in 2007 would be reviewed in the context of the following:

•	Manage the credit cycle correctly to benefit and grow the core business, including:
•	Reducing the overall risk to the Company in the event of a significant decline in real estate values, while maintaining sufficient upside for stockholders in case real estate credit performs well, and
•	Retaining sufficient cash to capitalize on potential future growth opportunities.
•	Diversify the Company’s opportunities.
•	Be a leader in each of the Company’s chosen markets.

•	Commence development of new initiatives, including initiation of debt-funded asset strategies and diversifying CDO types and issuance.
•	Successfully complete certain critical internal projects as identified by management and approved by the Committee.

In 2007, the Committee set the Adjusted ROE Company performance bonus formula as follows:

•	For Adjusted ROE of less than or equal to 7%, no Adjusted ROE Company performance bonus would be paid;
•	For Adjusted ROE of 11%, 100% of target Adjusted ROE Company performance bonus would be paid;
•	For Adjusted ROE between 7% and 11%, the Adjusted ROE Company performance bonus would be pro-rated between 0% and 100%; and
•	For Adjusted ROE in excess of 11%, the Company performance bonus would be increased by approximately one-third of total target awards for every 1% increase in Adjusted ROE.

The table below illustrates the 2007 targets for the executive bonus plan, assuming achievement by the Company of 11% Adjusted ROE and 100% achievement of individual performance objectives.

	Each Member of the OOP	Nicholas	Hughes	Sirkis	Zagunis
Base Salary	$700,000	$500,000	$450,000	$400,000	$325,000
Target Bonus (%)	125%	100%	75%	75%	75%
Target Bonus ($)	$875,000	$500,000	$337,500	$300,000	$243,750
Company Performance Target (Adjusted ROE Component)	$656,250	$375,000	$253,125	$225,000	$182,812
Individual Performance Target	$218,750	$125,000	$84,375	$75,000	$60,937

The individual performance component of the bonus may be earned up to 100% of the target bonus amount allocated to individual performance. The Adjusted ROE component of the bonus earns 100% of the Adjusted ROE target amount at 11%, with amounts paid in excess of the Adjusted ROE target amount for achievement of Adjusted ROE in excess of 11%. The maximum sum of the two annual incentive component awards is $5 million for each of Messrs. Bull and Hansen and $2 million for each of the other NEOs. These caps were deemed appropriate maximum bonuses for each of the NEOs based on their position, responsibilities, level of performance needed to reach the cap, and the peer companies’ bonus structures.

In addition, bonus awards earned in excess of 300% of annual base salary are paid in deferred stock units under the Company’s executive deferred compensation plan. These deferred stock units are fully vested at the award date, receive cash dividend equivalent rights (which can be deferred at the executive’s election), and are distributed in shares at the earlier of three years from the date of grant or termination of employment (unless the executive voluntarily defers for a longer period of time).

In 2007, the Company Adjusted ROE was less than 7%. Consequently, no Adjusted ROE Company performance bonus was paid to the NEOs in 2007. In 2007, the individual performance awards equaled 90% of the target for each NEO.

With respect to 2008, the Committee has determined that annual bonuses for executives will continue to be weighted 75% on Company performance in a manner similar to 2007 and 25% on individual performance metrics.

Long-Term Compensation Awards

Equity ownership in Redwood provides an important linkage between the interests of stockholders and executives by rewarding long-term stockholder value creation. To meet this objective, officers, directors, key employees, and other persons expected to contribute to the management, growth, and profitability of Redwood are eligible to receive long-term equity grants. The Committee determines guidelines and procedures for the issuance of those grants to the executive officers. Guidelines are based upon a number of factors, including the executive officer’s total compensation level, individual and Company performance, and comparison to executives in similar positions at peer companies. The Committee also takes into consideration past grants and outstanding awards.

The Committee has typically made long-term equity grants to the NEOs in the fourth quarter. However, with respect to 2007, the Committee made long-term equity grants to the NEOs in January 2008 rather than the fourth quarter of 2007. With respect to those grants, 25% of the award vests on January 1, 2009, and an additional 6.25% vests on the first day of each subsequent quarter, with full vesting on January 1, 2012, assuming continued service with the Company. These deferred stock unit awards will be distributed in shares of common stock on May 1, 2012, unless electively deferred by the executive under the terms of the executive deferred compensation plan.

The number of deferred stock units to be granted to each NEO is determined based on the dollar amount of the award granted to each NEO divided by the market value of the stock on the day of the award. In January 2008, the deferred stock unit awards to the NEOs consisted of the following: each of Messrs. Bull, Hansen, Hughes, and Nicholas were granted 46,978 deferred stock units, and Mr. Zagunis was granted 31,319 deferred stock units. These deferred stock units have a four year vesting schedule, under which 25% vest on January 1, 2009, and thereafter, 6.25% vest on the first day of each subsequent quarter. In addition and in lieu of an additional award of deferred stock units, Messrs. Bull and Hansen each received, in January 2008, a $1,000,000 credit to the executive deferred compensation plan. If stockholders approve an increase in shares available for grant under the 2002 Redwood Incentive Plan, that credit, together with interest accrued on the credit under the deferred compensation plan, will be converted, on the day following the Annual Meeting of Stockholders, into a number of deferred stock units determined by dividing the amount of the credit, plus accrued interest, by the closing price of our common stock on the NYSE on that day. Until conversion, the balance will earn interest equivalent to 120% of the applicable long-term federal rate published by the Internal Revenue Service and is subject to the same vesting criteria as the deferred stock units awarded to the NEOs in January 2008. Dividend equivalent rights on deferred stock units are paid in cash during the deferral period unless electively deferred by the executive under the terms of the executive deferred compensation plan. Long-term incentive grant values to the NEOs for 2007 generally fell between the 50th and 75th percentile of our peer group.

During 2001 and 2002, stock option grants included a “stock-for-stock reload” feature to encourage executives and directors to acquire and accumulate ownership of actual shares of stock, rather than hold unexercised stock options without ownership and personal investment risk. When a holder of a “reload” option exercises the option using owned shares of common stock to pay the exercise price of the option, the option holder is automatically granted, as of the date of exercise of the original option, a reload option to purchase the number of shares of common stock equal to the number of shares used to pay the exercise price of the original option. The reload option is only for the remaining term of the original option and is fully-vested at grant. If the Company withholds shares to pay the option holder’s withholding taxes, the reload option will also include a number of shares related to the number of shares withheld. The exercise price of the reload option is the fair market value of the common stock as of the day the reload option is granted. There are no dividend equivalent rights on the reload stock options. Redwood has not granted stock options with this reload feature since 2002. The Committee does not consider these reload options to represent incremental compensation value for purposes of determining current long-term equity grant levels, because the reloads are an extension of the originally granted options.

Certain of the long-term equity grants have attached dividend equivalent rights, resulting in either current cash payments or additional deferred stock units. The value of any dividend equivalent rights was recognized at the time that the related equity grants were made. Therefore, the value of the current dividend equivalent right payments or additional deferred stock units are not considered as part of the compensation value reported above in the table of non-employee director compensation included under “Director Compensation” or below in the summary table of NEO compensation under “Executive Compensation — Executive Compensation Tables — Summary Compensation.”

The Committee is in the process of reviewing alternative long-term equity incentive strategies, with the objective of gaining a competitive advantage for the Company through increased executive and employee ownership, as well as career employment retention of outstanding individual performers at all levels of the Company.

Deferred Compensation

Under the Company’s executive deferred compensation plan, NEOs may elect to defer up to 100% of their cash compensation as well as dividend equivalent right payments on deferred stock units and options, and under certain circumstances, can also elect to re-defer scheduled distributions of cash or stock from the deferred compensation plan. Additionally, deferred stock units granted to executives are automatically deferred under the executive deferred compensation plan. Deferred amounts may be deferred until a date chosen by the executive at the time of the initial deferral (subject to certain restrictions) or until the executive’s retirement, at which time the balance in the executive’s account will be paid in cash or common stock (as applicable), or will be paid out over a period of up to 15 years, depending upon the executive’s deferral elections. Cash amounts deferred under the executive deferred compensation plan are credited with interest at 120% of the long-term applicable federal rate as published by the Internal Revenue Service.

The Committee believes its executive deferred compensation plan provides an important vehicle for the Company’s executives that enables them to appropriately plan for retirement and benefit from awards granted.

Employee Stock Purchase Plan

The Company offers all eligible employees the opportunity to participate in a tax-qualified Employee Stock Purchase Plan (ESPP). Through payroll deductions, employees can purchase shares of the Company’s common stock at a discount from fair market value on a quarterly basis. The purchase price per share is the lower of (a) 85 percent of the fair market value per share on the first day of each 12-month offering period (January 1st) or (b) 85 percent of the fair market value per share on the purchase date (the end of each calendar quarter, March 31st, June 30th, September 30th, and December 31st). An employee is eligible to participate in the ESPP after 90 consecutive days of employment.

401(k) and Other Contributions

The Company offers a tax-qualified 401(k) plan to all employees for retirement savings. Under the plan, employees are allowed to defer and invest up to 12% of their cash earnings (subject to the maximum 401(k) contribution amount) on a pre-tax basis in a diversified selection of publicly-traded mutual funds. The Company also provides a matching contribution of 50% of all 401(k) deferrals up to the maximum 401(k) deferral amount (which was $7,750 in 2007). Matching payments in the 401(k) plan are limited to 8% of an employee’s cash compensation. Vesting of the 401(k) match payments is based on the employee’s tenure with the Company, and over time, an employee becomes increasingly vested in both prior and new matching payments. Employees are fully vested in all prior and all new matching payments after six years of employment.

The Company also matches up to 50% of cash compensation deferred by participants in the executive deferred compensation plan. Total matching payments made by the Company to participants in the executive deferred compensation plan (including deferred compensation matching plus matches in the 401(k) plan) are limited to 6% of the participant’s base salary. Deferred compensation matches are subject to the same six-year vesting schedule as in the 401(k) plan.

There are no other retirement or pension plans at Redwood.

Other Benefits

In addition to cash and equity-based compensation, Redwood currently provides all employees with a variety of other benefits including medical, dental, vision, disability, and life insurance. Redwood currently pays approximately 70% of an employee’s monthly premium for medical and dental coverage, and 100% of an employee’s long-term disability and life insurance premiums. Redwood also funds a Healthcare Reimbursement Account (HRA) for employees that choose to enroll in the PPO Savings Plus Plan. For those making this election, Redwood currently contributes to HRAs $1,500 for single employees and $2,000 for employees with families.

Severance and Change of Control Arrangements

Each of the NEOs has entered into an employment agreement with Redwood, which provides for severance payments in the event we terminate the executive’s employment without “cause” or the executive terminates for “good reason.” The employment agreements also provide for payments and vesting of stock options and other equity-related awards in the event of the executive’s death or disability. In the event of a “change of control” in which the surviving or acquiring corporation does not assume outstanding stock options and equity-related awards and substitute equivalent awards, the executive’s outstanding options and equity-related awards will immediately vest and become exercisable.

The various levels of post-termination benefits for each of the NEOs were determined by the Committee to be appropriate for the individual based on such person’s duties and responsibilities with the Company and were the result of arms-length negotiations. The Company also determined the different levels to be appropriate and reasonable when generally compared to post-termination benefits provided by the Company’s peers to executives with similar titles and similar levels of responsibility. The Company also believes that the levels of benefit also take into account the expected length of time and difficulty the individual may experience in trying to secure new employment. The amount of the severance is balanced against the Company’s need to be responsible to its stockholders and also takes into account the potential impact such severance payments may have on other potential parties to a change in control transaction.

The terms of the NEOs’ severance and change of control arrangements are described in more detail below under Potential Payments upon Termination or Change of Control.

Tax Considerations

Section 162(m) of the Code limits the tax deductibility by Redwood of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our board of directors that establishes such goals consists only of “outside directors.” All members of the Committee qualify as outside directors. Our compensation structure, including annual bonus and long-term incentive awards, have been designed and implemented with the intent to allow us to pay performance-based compensation under Section 162(m) of the Code. In 2007, all of our compensation was deductible.

The Committee considers the anticipated tax treatment to us and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Committee’s control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Committee may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests, such as time-vested grants of restricted deferred stock units.

Policies with Respect to Incentive Compensation

The Company has adopted a “clawback” policy with respect to bonus and incentive payments made to executives whose fraud or misconduct resulted in a financial restatement. Pursuant to this policy, in the event of a significant restatement of the Company’s financial results due to fraud or misconduct, the Board of Directors of the Company will review all bonus and incentive compensation payments made on the basis of the Company having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, to the extent permitted by law, seek to recoup from the executives whose fraud or misconduct materially contributed to the restatement the value or benefit of the payments.

Executive Compensation Tables

Summary Compensation

The following table includes information concerning compensation earned by the NEOs for the year ended December 31, 2007.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
George E. Bull, III Chief Executive Officer	2007	$700,000	—	$2,439,394	$326,947	$196,875	$140,780	$42,000	$3,845,996
	2006	$600,000	—	$2,279,616	$772,172	$1,511,061	$338,375	$36,000	$5,537,224
Douglas B. Hansen President	2007	$700,000	—	$2,439,394	$326,947	$196,875	$6,393	$42,000	$3,711,609
	2006	$600,000	—	$2,279,616	$650,922	$1,511,061	$76,892	$36,000	$5,154,491
Brett D. Nicholas Chief Investment Officer	2007	$500,000	—	$1,244,103	$200,156	$112,500	$16,543	$30,000	$2,103,302
	2006	$300,000	—	$869,556	$246,265	$604,425	$106,750	$18,000	$2,144,996
Martin S. Hughes Chief Financial Officer	2007	$450,000	—	$975,327	—	$75,938	—	$27,000	$1,528,265
	2006	$300,000	—	$365,740	—	$453,318	—	$18,000	$1,137,058
Andrew I. Sirkis Vice-President(6)	2007	$400,000	—	$932,564	$125,286	—	$40,773	$1,226,384	$2,725,007
	2006	$300,000	—	$658,574	$123,586	$453,318	$154,488	$18,000	$1,707,966
Harold F. Zagunis Vice-President	2007	$325,000	—	$590,504	$97,887	$54,844	$10,398	$19,500	$1,098,133
	2006	$300,000	—	$635,964	$153,551	$453,318	$34,102	$18,000	$1,594,935

(1)	Represents the amount of compensation cost that was recognized by Redwood in each fiscal year indicated related to grants of deferred stock units awarded to each NEO as determined in accordance with SFAS 123(R). The valuation assumptions used in determining such amounts are described in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.
(2)	Represents the amount of compensation cost determined in accordance with SFAS 123(R) that was recognized by Redwood in each fiscal year indicated related to stock options granted to each NEO. The valuation assumptions used in determining such amounts are described in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.
(3)	These amounts are cash bonuses awarded and expensed under Redwood’s performance-based compensation plan for each fiscal year indicated with respect to performance during such fiscal year (but paid during the beginning of the next following fiscal year). All individual and Company performance goals used were pre-determined by the Committee and generally designed to be objectively measurable as described above under “Executive Compensation — Compensation Discussion and Analysis — Performance-Based Compensation.”
(4)	Represents the value of “above-market” interest credited and expensed under the executive deferred compensation plan. As described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation,” the interest accrual formula for deferred compensation has been modified and did not accrue above-market rates after June 30, 2007. The table does not include dividend equivalent rights earned on deferred stock units or options, as the value of the dividend equivalent rights was factored into the grant date fair value of the original deferred stock unit and option awards in accordance SFAS 123(R).
(5)	Represents matching contributions to the 401(k) and the executive deferred compensation plan.
(6)	Mr. Sirkis resigned his employment with the Company effective December 28, 2007. Pursuant to his employment agreement, in connection with the termination of his employment with the Company,

Mr. Sirkis will be paid a total of $1,202,384, which is reflected in the table under “All Other Compensation.” This amount was expensed in 2007 and consists of (a) his 2007 prorated target bonus in the amount of $297,534, (b) one year’s annual base salary in the amount of $400,000, (c) his 2008 target bonus in the amount of $300,000, and (d) $204,850 for twelve months dividend equivalent rights (calculated at a rate of $1.383 per share per quarter) on outstanding stock options as of his date of termination. Mr. Sirkis also received accelerated vesting on all previously unvested stock options and deferred stock units, the details of which can be found in the “Options Exercised and Stock Vested” table below.

Grants of Plan-Based Awards

The following table reflects estimated possible payouts to the NEOs in 2007 under Redwood’s performance-based compensation plan as well as actual equity-related grants made in 2007 under Redwood’s incentive plan. Actual payouts for performance in 2007 are reflected in the “Summary Compensation” table above. As discussed above under “Executive Compensation — Compensation Discussion and Analysis —  Performance-Based Compensation,” the annual performance-based bonus plan is weighted 75% on Adjusted ROE and 25% on achievement of pre-established individual goals. The individual component may be earned up to 100% of target. There is no cap on the amount that may be earned with respect to the Adjusted ROE component, subject to an overall maximum annual total incentive award of $5 million for each of the OOP members and $2 million for each of the other NEOs. If earned awards are in excess of 300% of salary, the excess is paid in deferred stock units under the executive deferred compensation plan.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Share)(5)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)
Name	Grant Date	Threshold(1)	Target(2)	Maximum(3)	Threshold	Target	Maximum(4)
George E. Bull, III	—	—	$875,000	$2,100,000	—	—	84,696	—	—	—	—
Douglas B. Hansen	—	—	$875,000	$2,100,000	—	—	84,696	—	—	—	—
Brett. D. Nicholas	—	—	$500,000	$1,500,000	—	—	14,603		—	—	—
	3/9/2007	—	$—	$—	—	—	—	—	9,646	$55.19	$41,466
Martin S. Hughes	—	—	$337,500	$1,350,000	—	—	18,984	—	—	—	—
Andrew I. Sirkis	—	—	$300,000	$1,200,000	—	—	23,364	—	—	—	—
	2/26/2007	—	$—	$—	—	—	—	—	6,069	$56.67	$26,006
Harold F. Zagunis	—	—	$243,750	$975,000	—	—	29,936	—	—	—	—

(1)	Under the Company’s guidelines, no Company performance-based non-equity incentive plan awards (bonus) would have been granted for fiscal 2007 if the Adjusted ROE was less than 7%. No bonus would be awarded if Company performance was below this threshold and also 0% of target bonus for individual performance was earned.
(2)	Represents 100% of target bonus, which would have been paid assuming a Company Adjusted ROE of 11% and assuming 100% of target bonus for individual performance was earned. Actual amounts earned for fiscal year 2007 are included in the “Summary Compensation Table” above.
(3)	The maximum cash that could have been awarded was 300% of the executive’s annual base salary. Any bonus amounts over 300% of annual base salary would have been awarded in deferred stock units that would have been deferred for 3 years but would have vested immediately (see footnote 4 below).
(4)	Represents the maximum number of deferred stock units that could have been granted in 2007 under the performance-based bonus plan assuming a maximum bonus plan award ($5 million for each OOP and $2 million for each of the other NEOs), with the amount over three times salary paid in deferred stock units and assuming a common stock price of $34.24 per share (the closing price of the Company’s common stock on the NYSE on December 31, 2007).
(5)	Represents reload options granted in 2007 under the reload provisions of stock options that were granted on December 19, 2002 pursuant to the 2002 Redwood Trust Incentive Plan (the terms of which are described above under “Executive Compensation — Compensation Discussion and Analysis — Long-Term Compensation Awards”). Options issued under the reload provision are fully vested upon grant with the exercise price equivalent to the fair market value at the time of reload. The valuation assumptions used in determining the value for options are described in Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

Redwood does not currently award stock options, although new stock options may still be issued under the reload provisions of certain stock options that were granted in prior years. With the exception of options granted under reload provisions, all outstanding stock options were granted prior to 2005. In 2003 and 2004, executives were issued ten-year non-qualified stock options with a four-year vesting schedule that pay dividend equivalent rights for up to ten years (until the earlier of option exercise or option termination). The stock options granted in December 2001 and in 2002 were ten-year options with a four-year vesting schedule that pay dividend equivalent rights for up to four years (until the earlier of option exercise or option termination). Prior to December 2001, Redwood also granted ten-year options with a four-year vesting schedule that pay dividend equivalent rights for up to ten years (until the earlier of option exercise or option termination).

From 2005 forward, equity grants to the NEOs were made solely in the form of deferred stock units. Participants in the executive deferred compensation plan specify distribution dates not earlier than four years from the date of grant. Deferred stock units outstanding receive dividend equivalent rights each time Redwood pays a common stock dividend. All equity awards represented on this table have a four year vesting schedule, under which 25% vest on January 1 following the first anniversary of the grant, and thereafter, 6.25% vest on the first day of each subsequent quarter.

The following tables set forth certain information regarding outstanding equity awards for each NEO as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George E. Bull, III	92,850	—	—	$13.19	12/17/2008	—	—	—	—
	73,500	—	—	$11.44	12/02/2009	—	—	—	—
	21,450	—	—	$17.63	12/14/2010	—	—	—	—
	33,871	—	—	$41.09	12/17/2011	—	—	—	—
	39,769	—	—	$56.18	12/19/2012	—	—	—	—
	56,250	3,750	—	$52.46	12/10/2013	—	—	—	—
	23,622	7,874	—	$58.23	12/01/2014	—	—	—	—
	—	—	—	—	—	95,174	$3,258,773	—	—
Douglas B. Hansen	36,750	—	—	$11.44	12/02/2009	—	—	—	—
	3,315	—	—	$57.54	12/17/2011	—	—	—	—
	9,432	—	—	$58.94	12/17/2011	—	—	—	—
	24,063	—	—	$59.66	12/17/2011	—	—	—	—
	25,977	—	—	$58.94	12/19/2012	—	—	—	—
	135	—	—	$59.66	12/19/2012	—	—	—	—
	56,250	3,750	—	$52.46	12/10/2013	—	—	—	—
	23,622	7,874	—	$58.23	12/01/2014	—	—	—	—
	—	—	—	—	—	95,174	$3,258,773	—	—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brett D. Nicholas	7,750	—	—	$21.94	6/4/2008	—	—	—	—
	7,100	—	—	$13.19	12/17/2008	—	—	—	—
	10,000	—	—	$11.44	12/02/2009	—	—	—	—
	3,239	—	—	$56.55	12/17/2011	—	—	—	—
	9,646	—	—	$55.19	12/19/2012	—	—	—	—
	23,438	1,562	—	$52.46	12/10/2013	—	—	—	—
	12,987	5,904	—	$58.23	12/01/2014	—	—	—	—
	—	—	—	—	—	45,339	$1,552,392	—	—
Martin S. Hughes	—	—	—	—	—	33,207	$1,137,008	—	—
Andrew I. Sirkis(6)	10,000	—	—	$11.44	3/27/2008	—	—	—	—
	5,860	—	—	$27.05	3/27/2008	—	—	—	—
	6,069	—	—	$56.67	3/27/2008	—	—	—	—
	15,000	—	—	$52.46	3/27/2008	—	—	—	—
	12,021	—	—	$58.23	3/27/2008	—	—	—	—
Harold F. Zagunis	6,000	—	—	$11.44	12/02/2009	—	—	—	—
	7,500	—	—	$27.05	12/19/2012	—	—	—	—
	14,063	937	—	$52.46	12/10/2013	—	—	—	—
	8,264	3,757	—	$58.23	12/01/2014	—	—	—	—
	—	—	—	—	—	23,197	$794,276	—	—

(1)	Represents vested stock options outstanding as of December 31, 2007.
(2)	Represents unvested stock options outstanding as of December 31, 2007. These stock options vest over four years, with 25% vesting on the first anniversary of grant and 6.25% vesting on the first day of each subsequent quarter.
(3)	The option exercise price is based on the closing price of the Company’s common stock on the NYSE on the day immediately prior to grant.
(4)	Represents unvested deferred stock units as of December 31, 2007. These deferred stock units vest over four years, with 25% vesting on the first anniversary of grant and 6.25% vesting on the first day of each subsequent quarter.
(5)	Assumes a common stock price of $34.24 per share (the closing price of the Company’s common stock on the NYSE on December 31, 2007).
(6)	Mr. Sirkis’ employment agreement provided for the accelerated vesting of 2,065 stock options and 32,097 deferred stock units upon the termination of his employment with the Company. Mr. Sirkis had ninety days from the date of termination to exercise all outstanding stock options.

Options Exercised and Stock Vested

The following table sets forth information with respect to the options exercised by the NEOs during the fiscal year ended December 31, 2007. The table also shows the value of accumulated deferred stock unit awards that vested during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
George E. Bull, III	140,580	$2,136,847	39,523	$2,049,976
Douglas B. Hansen	3,939	$110,843	39,523	$2,049,976
Brett D. Nicholas	17,466	$461,003	14,562	$751,370
Martin S. Hughes	—	—	5,784	$286,221
Andrew I. Sirkis(3)	9,140	$270,727	43,259	$1,656,684
Harold F. Zagunis	—	—	11,162	$577,252

(1)	The value realized upon exercise is the difference between the option exercise price and the fair market value of the Company’s stock on the date of exercise, multiplied by the number of shares covered by the option.
(2)	The value realized on vesting is calculated by multiplying the number of shares vested by the fair market value of the Company’s stock on the vesting date.
(3)	The terms of Mr. Sirkis’ employment agreement provided for the accelerated vesting of 32,097 deferred stock units with a realized value of $1,093,555 upon the termination of his employment with the Company.

Non-Qualified Deferred Compensation

The Company’s executive deferred compensation plan (a) permits eligible employees to voluntarily defer receipt of a portion or all of their salary, bonus, and/or dividend equivalent right payments on a tax deferred basis for distribution from the plan to the employee at a later date, and (b) requires all deferred stock units awarded to be deferred into the plan for distribution from the plan to the employee at a later date.

Each of our NEOs is a participant in the executive deferred compensation plan and each has voluntarily deferred a portion of his cash earnings during the course of fiscal year 2007. In addition, deferred stock units awarded were deferred into the plan. Interest accrual alternatives in respect of amounts deferred in the executive deferred compensation plan are described above under Deferred Compensation. Our NEOs are also entitled to a Company match on all or a portion of their executive deferred compensation cash deferrals subject to vesting requirements, as described above under “Executive Compensation — Compensation Discussion and Analysis — 401(k) and Other Contributions.” All of our NEOs, with the exception of Mr. Hughes, are fully vested in matching payments made to the executive deferred compensation plan and 401(k) plan.

The following table sets forth information with respect to our NEOs’ cash contributions, vested deferred stock unit contributions, cash and deferred stock unit withdrawals, earnings, and aggregate balances in our executive deferred compensation plan for the fiscal year ended December 31, 2007. The aggregate balance indicated also reflects the value of vested deferred stock units in the plan assuming a common stock price of $34.24 per share (the closing price of the Company’s common stock on the NYSE on December 31, 2007).

Name	Executive Contributions in 2007 ($)	Registrant Contributions in 2007 ($)	Aggregate Earnings in 2007 ($)	Aggregate Withdrawals/ Distributions in 2007 ($)	Aggregate Balance at 12/31/2007 ($)
George E. Bull, III(1)	$2,904,629	$34,250	$433,918	—	$8,854,430
Douglas B. Hansen(2)	$2,118,476	$34,250	$28,563	$788,796	$3,204,501
Brett D. Nicholas(3)	$799,629	$22,250	$52,420	$856,150	$1,636,872
Martin S. Hughes(4)	$324,721	$19,250	$7,618	$224,786	$654,129
Andrew I. Sirkis(5)	$2,223,653	$16,250	$139,016	$692,263	$3,707,944
Harold F. Zagunis(6)	$600,752	$11,750	$33,313	—	$1,314,153

(1)	Mr. Bull’s contribution included $854,653 in voluntary cash deferrals from his dividend equivalent right payments and $2,049,976 as a result of vesting of previously awarded deferred stock units. Mr. Bull earned interest in the executive deferred compensation plan in the amount of $433,918 of which $140,780 was above market interest and is included in the “Summary Compensation” table above.
(2)	Mr. Hansen’s contribution included $68,500 in voluntary cash deferrals from his salary and $2,049,976 as a result of vesting of previously awarded deferred stock units. Mr. Hansen earned interest in the executive deferred compensation plan in the amount of $28,563, of which $6,393 was above market interest and is included in the “Summary Compensation” table above.
(3)	Mr. Nicholas’ contribution includes $48,259 in voluntary cash deferrals from his dividend equivalent right payments and $751,370 as a result of vesting of previously awarded deferred stock units. Mr. Nicholas earned interest in the executive deferred compensation plan in the amount of $52,420, of which $16,543 was above market interest and is included in the “Summary Compensation” table above.
(4)	Mr. Hughes’ contribution included $38,500 in voluntary cash deferrals from his salary and $286,221 as a result of vesting of previously awarded deferred stock units. Mr. Hughes earned interest in the executive deferred compensation plan in the amount of $7,618.
(5)	Mr. Sirkis’ contribution included $566,969 in voluntary cash deferrals from his bonus and dividend equivalent right payments and $1,656,684 as a result of vesting of previously awarded deferred stock units including accelerated vesting of 32,097 deferred stock units pursuant to the terms of Mr. Sirkis’ severance of employment. Mr. Sirkis earned interest in the executive deferred compensation plan in the amount of $139,016, of which $40,773 was above market interest and is included in the “Summary Compensation” table above.
(6)	Mr. Zagunis’ contribution included $23,500 in voluntary cash deferrals to the executive deferred compensation plan from his salary and $577,252 as a result of vesting of previously awarded deferred stock units. Mr. Zagunis earned interest in the executive deferred compensation plan in the amount of $33,313, of which $10,398 was above market interest and is included in the “Summary Compensation” table above.

Potential Payments upon Termination or Change of Control

Each of the NEOs has entered into an employment agreement with Redwood, which provides for severance payments and benefits in the event the executive is terminated without cause or resigns with good reason, which are each defined in the applicable agreement. The employment agreements provide for terms through December 31, 2008 and are subject to automatic one-year renewals if not terminated by either party.

Each employment agreement provides for the executive to receive severance payments in the event we terminate the executive’s employment without “cause” or the executive terminates for “good reason” (each as defined below). The severance payments would be in addition to payment of the executive’s base salary and prorated annual target incentive compensation to the date of termination of the executive’s employment.

The aggregate amount of severance payments with respect to Messrs. Bull and Hansen would be 300% of each of his combined base salary and target annual bonus, each as in effect immediately prior to termination of employment. All outstanding stock options and equity-related awards granted to Messrs. Bull and Hansen will immediately vest upon either such type of termination. With respect to stock options granted before December 31, 2002, Messrs. Bull and Hansen will receive the sum of dividend equivalent rights that would have been payable over the three-year period following termination of employment. Dividend equivalent right payments related to stock options granted to Messrs. Bull and Hansen on or after December 31, 2002 will be treated in the same manner, unless their grant agreements for those stock options provide a different formula for the dividend equivalent right payments. In addition, for the three-year period following termination of employment, Messrs. Bull and Hansen will be entitled to receive all life insurance, disability insurance, and medical coverage fringe benefits as if the executive had not been terminated. In addition to severance, executives will receive their prorated target bonus for the year to date in which they are terminated.

The aggregate amount of severance payments with respect to the other NEOs would be 100% of the executive’s combined base salary and target annual bonus, each as in effect immediately prior to termination of employment. All outstanding stock options and equity-related awards granted to the other executives will immediately vest upon either such type of termination. With respect to stock options granted before December 31, 2002, the other executives will receive the sum of dividend equivalent rights that would have been payable over the one-year period following termination of employment. Dividend equivalent right payments related to stock options granted to the other executives on or after December 31, 2002 will be treated in the same manner, unless the executive’s grant agreements for those stock options provide a different formula for the dividend equivalent right payments. In addition, for the one-year period following termination of employment, the other executives will be entitled to receive all life insurance, disability insurance, and medical coverage fringe benefits as if the executive had not been terminated.

The executives are entitled to payment of an excise tax gross-up if there are excise taxes payable by the executive on the value of the severance benefits related to a change of control. The agreements provide that 75% of severance amounts due will be paid in a lump sum six months following termination and the remaining 25% will be paid in equal monthly installments over the succeeding six months. All severance benefits under each agreement require the executive to execute an agreement releasing all claims against the Company, and the executives are subject to non-solicitation restrictions for a year following termination in which severance is paid. In addition, Messrs. Bull and Hansen are subject to non-competition restrictions for a year following termination in which severance is paid.

“Cause” for Messrs. Bull and Hansen is defined as (i) the executive’s material failure to substantially perform the reasonable and lawful duties of his position for the Company, which failure shall continue for 30 days after notice thereof; (ii) acts or omissions constituting gross negligence, recklessness, or willful misconduct in respect of the executive’s fiduciary obligations or otherwise relating to the business of Redwood; or (iii) the executive’s conviction of a felony involving fraud, misappropriation, or embezzlement.

“Cause” for the other NEOs is defined as (i) the executive’s material failure to substantially perform the reasonable and lawful duties of his position for the Company, which failure shall continue for 30 days after notice thereof; (ii) acts or omissions constituting gross negligence, recklessness, or willful misconduct in the performance of the executive’s duties, fiduciary obligations or otherwise relating to the business of Redwood; (iii) the habitual or repeated neglect of the executive’s duties; (iv) the executive’s conviction of a felony; (v) theft or embezzlement, or attempted theft or embezzlement, of money, tangible, or intangible assets or property of Redwood or its employees; (vi) any act of moral turpitude by the executive injurious to the interest, property, operations, business, or reputation of Redwood; or (vii) unauthorized use or disclosure of trade secrets or confidential or proprietary information pertaining to Redwood’s business.

“Good reason” for Messrs. Bull and Hansen is defined as the occurrence, without the executive’s written consent, of (i) (A) the executive’s not being either the President or Chief Executive Officer of Redwood (or its ultimate parent company), (B) the assignment of duties to the executive not consistent with the position of President or CEO, or (C) the executive not reporting to Redwood’s Board of Directors (or the Board of the ultimate parent company); (ii) a reduction in the executive’s base salary or a material reduction in the value of the executive’s total compensation package if such a reduction is inconsistent with compensation trends for

Presidents and CEOs at comparable companies, or such reduction is not made in proportion to an across-the-board reduction for all senior executives and a change of control has not occurred; (iii) the relocation of the executive’s principal office to a location more than 25 miles from its location as of the effective date of the agreement or Redwood requiring the executive to be based anywhere other than Redwood’s principal executive offices; (iv) a failure to re-elect the executive as a member of Redwood’s Board of Directors (or the Board of the ultimate parent company); (v) a failure at any time to renew the employment agreement; (vi) the complete liquidation of Redwood; or (vii) in the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of Redwood, the failure of the successor company to affirmatively adopt the employment agreement.

“Good reason” for the other NEOs is defined as the occurrence, without the executive’s written consent, of (i) a significant reduction in the executive’s responsibilities or title; (ii) a reduction in the executive’s base salary or a material reduction by Redwood in the value of the executive’s total compensation package if such a reduction is not made in proportion to an across-the-board reduction of all senior executives of Redwood and a change of control has not occurred; (iii) the relocation of the executive’s principal office to a location more than 25 miles from its location as of the effective date of the agreement; (iv) a failure at any time to renew the employment agreement; (v) the complete liquidation of Redwood; or (vi) in the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of Redwood, the failure of the successor company to affirmatively adopt the employment agreement.

In the event of a “change of control” (as defined below) in which the surviving or acquiring corporation does not assume outstanding stock options and equity-related awards and substitute equivalent awards, the executive’s outstanding options and equity-related awards will immediately vest and become exercisable. If the awards are assumed and substituted, then acceleration only would occur upon a qualifying employment termination (involuntary without cause or voluntary for good reason).

In addition, in the event of termination due to the executive’s death or disability, the employment agreements provide for (i) the payment to the executive or his estate, (a) the executive’s base salary to the date of termination, and (b) the executive’s target annual bonus for the year, prorated to the date of termination, and (ii) vesting in full of all of the executive’s outstanding stock options or other equity-related awards.

“Change of control” is defined as the occurrence of any of the following:

(1) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes, after the effective date of the executive deferred compensation plan, the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates or in one or more transactions approved or consented to by the Board of Directors) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(2) during any period of two consecutive years (not including any period prior to the effective date of the executive deferred compensation plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this definition) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(3) a merger or consolidation of the Company with any other corporation is consummated, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 55% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(4) a sale or disposition by the Company of all or substantially all of the Company’s assets is consummated; or

(5) the stockholders of the Company approve a plan of complete liquidation of the Company.

If a NEO had been terminated as of December 31, 2007 either voluntarily with good reason or involuntarily without cause, the approximate value of the severance benefits payable to the executive would have been as follows:

Name	Salary and Target Bonus ($)(1)	Accelerated Vesting of Stock Options and Deferred Stock Units ($)(2)	Dividend Equivalent Rights for Options ($)(3)	Benefits ($)(4)	Total Payment Involuntary Termination Without “Cause” or Voluntary Termination for Good Reason” ($)
George E. Bull, III	$4,725,000	$3,258,773	$2,615,886	$36,192	$10,635,851
Douglas B. Hansen	$4,725,000	$3,258,773	$1,874,696	$47,183	$9,905,652
Brett D. Nicholas	$1,000,000	$1,552,392	$359,824	$15,728	$2,927,944
Martin S. Hughes	$787,500	$1,137,008	$—	$15,728	$1,940,236
Harold F. Zagunis	$568,750	$794,276	$182,716	$15,728	$1,561,470

(1)	For Messrs. Bull and Hansen, this consists of 300% of annual salary and target bonus. For Messrs. Nicholas, Hughes, and Zagunis, this consists of 100% of annual salary and target bonus.
(2)	The value of acceleration of deferred stock units assumes a common stock price of $34.24 per share (the closing price of the Company’s common stock on the NYSE on December 31, 2007). As of December 31, 2007, the exercise price of all unvested stock options exceeded the stock price of $34.24. These amounts do not include deferred stock units granted to the NEOs in January 2008.
(3)	Values determined by multiplying the number of outstanding options with dividend equivalent rights as of December 31, 2007 by the average quarterly dividend per share over the prior three fiscal years of $1.383.
(4)	All NEOs are entitled to a continuation of health insurance, life insurance, and long-term disability insurance for a predetermined period after employment. For Messrs. Bull and Hansen this is equivalent to three years; for Messrs. Nicholas, Hughes, and Zagunis, one year.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Mariann Byerwalter, Chairperson
Richard D. Baum
Thomas C. Brown
David L. Tyler

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and holders of more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Directors, officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of those forms we received, and written representations from reporting persons that no additional Form 5s were required for those persons, we believe that, during fiscal year 2007, all Section 16(a) filing requirements were satisfied on a timely basis.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Ms. Byerwalter, the Chair, and Messrs. Baum, Brown, and Tyler. No member of our Compensation Committee has served as an officer or employee of Redwood at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Certain Relationships and Related Transactions

Our Audit Committee monitors and reviews issues involving potential conflicts of interest and related party transactions. In this regard, the Board of Directors applies Redwood’s Code of Ethics, which provides that directors, officers, and all other employees are prohibited from taking actions, having interests, or having relationships that would cause a conflict of interest, and our directors, officers, and all other employees are expected to refrain from taking actions, having interests, or having relationships that would even appear to cause a conflict of interest. There were no relationships or related party transactions between Redwood and any affiliated parties that are required to be reported in this Proxy Statement.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors reports to and acts on behalf of the Board of Directors in providing oversight of the financial management, independent registered public accounting firm, and financial reporting procedures of Redwood. Redwood’s management is responsible for internal controls and for preparing Redwood’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of Redwood’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (PCAOB) standards and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by Redwood’s management and the independent auditors.

In this context the Audit Committee met and held discussions during 2007 and 2008 with management and the independent registered public accounting firm (including private sessions with the inependent registered public accounting firm, Redwood’s director of internal audit, and the Chief Financial Officer). During these meetings, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm the quarterly and audited year-end financial statements and reports prior to their issuance. These meetings also included an overview of the preparation and review of these financial statements and a discussion of any significant accounting issues. Management and the independent registered public accounting firm advised the Audit Committee that these financial statements were prepared under generally accepted accounting principles in all material respects. The Audit Committee also discussed the quality, not just the acceptability, of the accounting principles used in preparing the financial statements, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding the firm’s independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent registered public accounting firm provided certain tax services and other services in 2007. These disclosures and other matters relating to the firm’s independence were reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

The independent registered public accounting firm discussed the scope of its audit with the Audit Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of Redwood’s internal controls, policies, and systems, and the overall quality of Redwood’s financial reporting.

Based on its review of the financial statements, and in reliance on its review and discussions with management and the independent registered public accounting firm, the results of internal and external audit examinations, evaluations by the independent registered public accounting firm of Redwood’s internal controls, and the quality of Redwood’s financial reporting, the Audit Committee recommended to the Board of Directors that Redwood’s audited financial statements be included in Redwood’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee:

Greg H. Kubicek, Chair
Thomas C. Brown
Georganne C. Proctor
Charles J. Toeniskoetter
David L. Tyler

Fees to Independent Registered Public Accounting Firm for 2007 and 2006

Grant Thornton LLP audited Redwood’s financial statements and otherwise acted as Redwood’s independent registered public accounting firm with respect to the fiscal years ended December 31, 2007 and December 31, 2006. The following is a summary of the fees billed to us by Grant Thornton LLP for professional services rendered for 2007 and 2006:

	Fiscal Year 2007	Fiscal Year 2006
Audit Fees	$1,691,792	$1,519,279
Audit-Related Fees	—	—
Tax Fees	88,810	97,300
All Other Fees	—	—
Total Fees	$1,780,602	$1,616,579

Audit Fees were for the audits of our annual consolidated financial statements, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, other assistance required to complete the year-end audits, costs associated with Sarbanes-Oxley attestation requirements, and other services rendered for comfort letters, and consents.

Tax Fees were for services rendered related to tax compliance and reporting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Registered Independent Accounting Firm

It is the Audit Committee’s policy to review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the auditors, subject to de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

ITEM 2 — RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP as the independent registered public accounting firm to audit the books of Redwood and its subsidiaries for the year ending December 31, 2008, to report on the consolidated financial statements of Redwood and its subsidiaries, and to perform such other appropriate accounting services as may be required by our Board of Directors. The Board recommends that the stockholders vote in favor of ratifying the appointment of Grant Thornton LLP for the purposes set forth above. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will consider a change in auditors for the next year.

Grant Thornton LLP has advised the Audit Committee that they are independent accountants with respect to Redwood, within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, the Independence Standards Board and federal securities laws administered by the SEC. Representatives of Grant Thornton LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and they will be available to respond to appropriate questions.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2008. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in ratifying the appointment of Grant Thornton LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS REDWOOD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

ITEM 3 — APPROVAL OF AMENDMENT TO THE 2002 INCENTIVE PLAN

At a meeting on March 5, 2008, our Board of Directors adopted, subject to approval of the stockholders, an amendment to the 2002 Redwood Trust, Inc. Incentive Stock Plan, as amended (the 2002 Incentive Plan or Plan), increasing the number of shares available for grants under the Plan.

As discussed above under “Compensation Discussion and Analysis,” we have adopted a performance-based compensation philosophy for our executive officers that focuses executive behavior on the achievement of both near-term and long-term business objectives and strategies and also strives to ensure that we can hire and retain talented individuals in a competitive marketplace. We believe equity ownership in Redwood provides an important link between the interests of stockholders and executives by rewarding the creation of long-term stockholder value. To meet this objective, we make equity awards a key component of executive compensation.

As of March 31, 2008, 203,495 shares authorized for issuance under the Plan remained available for future grants. If the number of shares available for future equity awards is not increased, our ability to continue to provide equity awards to our employees and further foster our culture of stock ownership that aligns the long-term interests of our employees and stockholders will be severely restricted. Consequently, our Board of Directors approved an amendment to the Plan to increase the number of shares of Redwood common stock authorized for issuance under the Plan by 1,500,000. This increase in the number of authorized shares will provide us with much needed flexibility in our ability to attract, retain, and motivate directors, officers, and other key employees, agents, and consultants upon whose judgment, dedication, and special effort the successful conduct of our business is largely dependent. As discussed above under “Executive Compensation —  Compensation Discussion and Analysis — Long-Term Compensation Awards,” Messrs. Bull and Hansen have each received a $1,000,000 credit to the executive deferred compensation plan. If stockholders approve an increase in shares available for grant under the Plan, that credit, together with interest accrued on the credit under the deferred compensation plan, will be converted, on the day following the Annual Meeting of Stockholders, into a number of deferred stock units determined by dividing the amount of the credit, plus accrued interest, by the closing price of our common stock on the NYSE on that day. At the closing price of our common stock on the NYSE on April 7, 2008, the $2,000,000 aggregate credit, excluding accrued interest, would represent 51,948 deferred stock units.

Set forth below is a description of the material difference (consisting of an increase in the number of authorized shares) between the existing Plan and the amended Plan as adopted by the Board of Directors on March 5, 2008, as well as a summary of the principal features of the amended Plan approved by the Board of Directors. This description is qualified in its entirety by the terms of the amended Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Material Difference: Increase in Authorized Shares

The only material difference between the existing Plan and the amended Plan approved by the Board of Directors on March 5, 2008, is the number of shares available for issuance under the Plan. Under the existing Plan, as of March 31, 2008, 203,495 shares remained available for issuance. On March 5, 2008, the Board approved an amendment to the Plan to increase to by 1,500,000 shares the number of shares authorized for issuance under the Plan. The Board of Directors believes that the additional authorized shares will be necessary to cover anticipated issuances under the Plan over the next three years.

General

The Plan provides for the grant of qualified incentive stock options (ISOs) which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (Code), stock options not so qualified (NQSOs and, together with ISOs, Options), and stock appreciation rights (SARs), deferred stock, restricted stock, and performance share awards (Stock Awards), performance unit awards, and dividend equivalent rights (DERs). As of March 31, 2008, there were 99 officers, directors, and employees eligible to receive grants under the Plan. The effective date of the amendment to the Plan will be the date it is approved by stockholders and the Plan will remain in effect unless terminated by the Board.

Purpose

The purpose of the Plan is to enable Redwood to obtain and retain competent personnel who will contribute to Redwood’s success, to give the Redwood’s non-employee directors a proprietary interest in Redwood, and to provide incentives to the participating directors, officers and other key employees, and agents and consultants, that are linked to performance measures and will therefore inure to the benefit of all stockholders of Redwood.

Administration

The Plan provides that the Board of Directors will serve as the Administrator of the Plan. The Administrator is responsible for administering the Plan. The Board of Directors has authorized the Compensation Committee (Committee) to serve as the Administrator pursuant to the Committee Charter. The Compensation Committee is comprised of not less than three Board members who are (i) “independent” as defined by the rules of the NYSE, as they may be amended from time to time; (ii) ”non-employee directors” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) “outside directors” as defined under Code Section 162(m) and rules promulgated thereunder. Members of the Committee are eligible to receive grants under the Plan, as determined by the Board.

All grants of awards under the Plan (other than to Committee members) will be made by the Committee and will be subject to the terms and restrictions established by the Committee, subject to the terms of the Plan. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an award is granted when and in what increments the awards become exercisable or vest. In addition, in the case of Options, the Committee determines whether they are intended to be ISOs or NQSOs.

Eligible Persons

Officers, directors, and employees of Redwood or its subsidiaries, including individuals to whom an offer of employment has been made by Redwood or any of its subsidiaries, and other persons expected to contribute to the management, growth, or profitability of Redwood or its subsidiaries, are eligible to participate in the Plan. As of March 31, 2008, approximately seven directors and 92 employees were eligible to participate in the Plan. ISOs may only be granted to the employees (including directors and officers who are employees) of Redwood or its subsidiaries. Under the Plan and current law, ISOs may not be granted to any individual who is not an employee of Redwood or its subsidiaries, including a director of Redwood who is not also an employee, or to directors, officers, and other employees of entities unrelated to Redwood. NQSOs, SARs, Stock Awards and DERs may be granted to the directors, officers, employees, agents and consultants of Redwood, or any of its subsidiaries, or any other venture in which it has a significant interest. Performance Units may also be granted to these persons, but it is the intention of the Committee to limit those grants to NEOs, and any other executive officer who may be subject to Code Section 162(m).

No grants may be made under the Plan to any person who, assuming exercise or vesting of all awards held by that person, would own or be deemed to own beneficially more than 9.8% (by number of shares or value) of the outstanding shares of equity stock of Redwood, other than awards of Performance Units payable only in cash.

Shares Subject to the Incentive Stock Plan

Subject to anti-dilution provisions for stock splits, stock dividends, and similar events, the Plan, as amended, authorizes the grant of awards with respect to a maximum number of shares equal to the sum of: (i) 1,500,000 shares of common stock; (ii) the number of shares of common stock previously authorized for awards under the Plan; (iii) any shares of common stock that are represented by awards granted under Redwood’s Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan (Prior Plan) which are (A) forfeited, expire or are canceled without delivery of shares of common stock or (B) settled in cash; and (iv) any shares of common stock that are represented by awards granted under the Prior Plan which are tendered to Redwood to satisfy the exercise price of options or the applicable tax withholding obligation.

Any shares of common stock covered by an award under the Plan that is forfeited or canceled, or shares of stock not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, will not be deemed to have been granted for purposes of determining the maximum number of shares of common stock available for future awards under the Plan. In addition, shares of common stock issued under the Plan or covered by awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of Redwood acquiring another entity shall not count against the maximum number of shares available for future awards under the Plan.

If the exercise price of any Option is satisfied by tendering shares of common stock to Redwood, only the number of shares issued net of the shares tendered will be deemed granted for purposes of determining the maximum number of shares of common stock available for future awards under the Plan.

The Plan also provides for sublimits as follows: (i) the maximum number of shares that may be subject of awards granted as ISOs cannot exceed 963,637 shares; (ii) the maximum number of shares that may be subject of awards granted as Options and SARs during any calendar year cannot exceed 500,000 shares; and (iii) no more than 500,000 shares of common stock may be the subject of awards to any one individual during any calendar year if the awards are intended to be “performance-based compensation” (as the term is used for purposes of Code Section 162(m)). Any shares that are canceled or forfeited, and any shares subject to such awards that are surrendered, shall continue to count against these sub-limits for purposes of determining compliance therewith.

The Plan provides that, in connection with any reorganization, merger, consolidation, recapitalization, stock split, or similar transaction, the Administrator may adjust awards to preserve the benefits or potential benefits of the awards.

Term of Options and SARs

The term of each Option or SAR will be set by the Administrator. No Option or SAR may be exercisable more than 10 years after the date granted, provided, however, that an ISO granted to a person owning (within the meaning of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of our or our subsidiaries’ capital stock may not be exercisable more than five years after the date granted.

Options and SARs may be granted on terms providing for exercise either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals.

Limitation on ISO Treatment

Even if an option is designated as an ISO, no option will qualify as an ISO if the aggregate fair market value of the stock (as determined as of the date of grant) with respect to all of a holder’s ISOs exercisable for the first time during any calendar year under the Plan exceeds $100,000. Any option failing to qualify as an ISO will be deemed to be an NQSO.

Option Exercise

The exercise price of any Option granted under the Plan may be made payable in cash, with shares of common stock owned by the optionee or subject to a grant, or by any other method as determined by the Committee. Redwood may not make loans available to Option holders to exercise options.

Option Exercise Price

The Administrator will set the per share exercise price which will not be less than 100% of the fair market value of shares of our common stock on the grant date, provided, however, that for any persons owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of our capital stock or of any of our subsidiaries, the per share exercise price cannot be less than 110% of the fair market value of the shares of our common stock on the grant date.

Limited Transferability of Options

NQSOs may be granted on terms which permit transfer by the optionee to family members or trusts or partnerships for the exclusive benefit of immediate family members or any other persons or entities as may be approved by the Committee, subject in all cases to the terms of the Plan. Subject to this exception, Options are generally not transferable by the holder, other than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as that term is defined in the Employee Retirement Income Security Act of 1974.

Other Equity Awards

In addition to stock options, the Administrator may also grant eligible stock awards, performance unit awards, dividend equivalent rights, deferred stock awards, dividend equivalents, performance share awards, with such terms and conditions as our Board of Directors (or, if applicable, the Administrator) may, subject to the terms of the Plan, establish. Under the Plan, performance-based awards are intended to comply with the requirements of Section 162(m) of the Code and its underlying regulations, in order to allow these awards, when payable, to be fully tax deductible by us.

Stock Awards

The Plan provides that the Committee may grant Stock Awards either alone or in addition to other awards granted under the Plan. The terms of Stock Awards will be determined by the Committee in its discretion, including: the number of shares subject to the Stock Award; the price (if any) to be paid by the recipient of the Stock Award; the period (Restricted Period) during which the shares subject to the Stock Award may not be sold, transferred, pledged, or assigned; and any performance objectives applicable to the Stock Awards. The Restricted Period for Stock Awards subject solely to continued employment will not be less than three years from the grant date except for certain limited situations. The Restricted Period for Stock Awards subject to meeting performance criteria generally will not be shorter than twelve months or longer than five years.

Performance Units

The Plan provides that the Committee may grant awards of Performance Units either alone or in addition to other awards granted under the Plan. The performance measures that may be used in connection with the granting of awards under the Plan intended to be performance-based will be based on any one or more of the following: revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted); operating income; total stockholder return;

dividends paid or payable; market share; profitability as measured by return ratios, including return on revenue, return on assets, return on equity (including adjusted return on equity), and return on investment; cash flow; or economic value added (economic profit). The performance criteria generally must be specified in advance and may relate to one or any combination of two or more corporate, group, unit, division, affiliate, or individual performances.

It is expected that awards of Performance Units will be used for annual bonuses to NEOs and that the awards would qualify as performance-based compensation under Code Section 162(m). The terms of awards of Performance Units will be determined by the Committee in its discretion, including: the number of units subject to the award; and the performance period during which the units will be earned; and the performance objectives applicable to the award. The performance period, which the Administrator will establish when an award of Performance Units is made, will generally be no less than twelve months and no longer than five years. Awards of Performance Units that are intended to qualify as performance-based will be payable only if the performance goals established when the awards are made are satisfied during the relevant performance period, the Committee certifies that the performance goals have been met, and the awards are otherwise administered as required by Code Section 162(m). The performance goals that may be used by the Committee for such awards that are intended to qualify as performance-based compensation under Code Section 162(m) in the preceding paragraph. Under the Plan, the maximum dollar value payable to any participant under an award of Performance Units that is intended to be performance-based will not exceed $5,000,000 in any 12-month period. If an award of Performance Units intended to qualify as performance-based is cancelled, the award will continue to count against the $5,000,000 maximum. Payment of earned Performance Units may be made in cash, shares of common stock, other property or a combination thereof, as determined by the Committee.

DERs

The Plan provides that DERs may be granted in conjunction with the grant of any awards under the Plan. DERs entitle the participant to receive distributions of cash, stock, or other property, or to accrue rights to future distributions of stock, in amounts linked to Redwood Stock dividends. Shares of common stock accrued for the account of the participant may be made eligible to receive dividends and distributions and may be made payable whether or not the related award is exercised or vested. The right of the holder of a DER to receive any dividend equivalent payment or accrual may be made subject to vesting of the related award, the satisfaction of specified performance objectives, or other conditions. DERs have been determined by the Administrator to be performance-based compensation because their value and the amount of distributions and accruals depend on Redwood’s future performance and dividend paying capability, which is influenced by the participant.

Amendment and Termination of Plan

The Board may amend, alter, suspend, terminate, or discontinue the Plan or any portion thereof at any time No amendment, alteration, suspension, discontinuation, or termination may be made, however, without (1) stockholder approval if that approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (2) the consent of the affected participant if the action would impair the rights of that participant under any outstanding award. Additionally, except in connection with a corporate transaction involving Redwood (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended without stockholder approval to reduce the exercise price of outstanding Options or SARs or to cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the Options or SARs.

Awards Under the Plan

The actual number and terms of awards that will be granted under the Plan during the remainder of 2008 and in future periods is not presently determinable, as the Administrator has sole discretion to determine whether to grant awards and the terms of the awards. As discussed above under “Long-Term Compensation Awards,” however, and as illustrated in the following table, in January 2008, in lieu of additional deferred stock units, each of Messrs. Bull and Hansen received a $1,000,000 credit to the executive deferred compensation plan which will be converted into deferred stock units if the amendment to the Plan is approved by stockholders.

		Awards
Name	Position with Redwood	Dollar Value	Number of Units
George E. Bull, III	Chairman of the Board and Chief Executive Officer	$1,000,000	(1)
Douglas B. Hansen	President	$1,000,000	(1)

(1)	The number of units will be determined by dividing $1,000,000, plus any interest accrued under the deferred compensation plan, by the NYSE closing common stock price on the first trading day following stockholder approval of the amendment to the Plan. The conversion is contingent upon the stockholder approval of the amendment.

The following table contains certain information with respect to our equity compensation plans, including the number of shares of common stock subject to outstanding awards and the number of shares of common stock remaining available for issuance as of December 31, 2007.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity Compensation Plans Approved by Security Holders	1,543,063	$37.60	493,646
Equity compensation plans not approved by security holders	—	—	—
Total	1,543,063	$37.60	493,646

(1)	Includes 833,215 stock options and 709,848 deferred stock units granted to employees and independent directors which were outstanding as of December 31, 2007.
(2)	Reflects the weighted average exercise price of outstanding stock options only. Deferred Stock Units outstanding do not have an exercise price and are therefore not taken into consideration in the calculation of the weighted average exercise price.
(3)	Reflects the number of shares available for issuance under the 2002 Redwood Trust Inc, Incentive Stock Plan as of December 31, 2007.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the amendment to our 2002 Incentive Plan, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the amendment, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2002 INCENTIVE PLAN.

ITEM 4 — APPROVAL OF THE AMENDMENT TO REDWOOD`S CHARTER TO INCREASE
THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

Under Redwood’s charter, as currently in effect (Charter), Redwood has authority to issue an aggregate of 50,000,000 shares of capital stock. At a meeting on April 7, 2008, the Board of Directors deemed advisable and approved an amendment to the first sentence of Section A of Article VI of the Charter to increase the number of shares of capital stock authorized for issuance to 75,000,000 as follows:

“The total number of shares of stock of all classes which the Corporation has authority to issue is seventy five million (75,000,000) shares of capital stock, par value one cent ($0.01) per share, amounting in aggregate par value of Seven Hundred Fifty Thousand Dollars ($750,000).”

Purpose and Effect of the Amendment

In order to maintain our status as a real estate investment trust for federal income tax purposes, we are required to distribute 90% of our REIT taxable income. Accordingly, our ability to grow depends on our access to external sources of capital at attractive rates.

As of March 31, 2008, we had issued 32,709,963 shares of our capital stock, leaving 17,290,037 shares of capital stock available for future issuances, of which 1,750,507 shares are committed for issuances upon the exercise of outstanding stock options and conversion of outstanding deferred stock units. We do not believe the number of remaining shares authorized for issuance will be adequate to satisfy our desire to raise additional capital in the foreseeable future. Approval of an amendment to the Charter increasing the authorized number of shares will provide us with valuable flexibility to take advantage of opportunities to raise additional capital on favorable terms to finance the growth of our business.

Since our inception in 1994, we have issued over 30,000,000 shares of our common stock. We have issued those shares at times when we believed those issuances to be in the best interest of our stockholders. We intend to maintain this philosophy with future issuance of shares.

The state of the existing mortgage market may present us with opportunities to expand our business through the acquisition of assets at attractive prices or otherwise. We are seeking to increase the number of shares we are authorized to issue under our Charter to enable us to raise additional equity capital to fund the expansion of our business as appropriate opportunities to do so arise in the future.

We currently have no specific plans, arrangements or agreements relating to the issuance of the additional shares of capital stock. The additional shares may be issued from time to time for cash or other consideration, in public offerings or private placements, or through our direct stock purchase and dividend reinvestment plan, to fund our asset acquisitions or for other general corporate purposes. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share, and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuances of our securities.

Our Board of Directors has the authority under the Charter to reclassify any authorized but unissued shares into one or more classes or series having such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, and qualifications or terms or conditions of redemption as may be determined by the Board of Directors, subject to the limits provided by Maryland law. Prior to the issuance of shares of any class or series, other than common stock, articles supplementary establishing the class or series and determining its relative rights and preferences must be filed with the Maryland State Department of Assessments and Taxation.

Vote Required

The affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to approve the amendment to our Charter. Abstentions and broker non-votes will not be counted as votes cast and will have the effect of a vote against the amendment to our Charter.

If the amendment is approved by the stockholders, it will become effective upon the filing of articles of amendment with the State Department of Assessments and Taxation of Maryland. The filing is expected to be accomplished immediately after the Annual Meeting. If the proposed amendment is not approved by the stockholders, the Charter will remain as currently in effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CHARTER.

ITEM 5 — STOCKHOLDER PROPOSAL CONCERNING REDWOOD’S CLASSIFIED BOARD OF DIRECTORS

Mr. Gerald R. Armstrong, 820 Sixteenth Street, No. 705, Denver, Colorado, 80202-3227, owner of 555.037269 shares of our common stock, has given notice that he intends to present at the Annual Meeting the following proposal, which is OPPOSED by the Board of Directors.

Stockholder Proposal

Resolution

That the shareholders of REDWOOD TRUST, INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of its Board of Directors to require that ALL Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the terms of the previously-elected Directors.

Supporting Statement from Mr. Armstrong

“The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

“U.S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

“The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

“A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled ‘Corporate Governance and Equity Prices’ (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

“While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

“The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

“If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.”

Board of Directors Statement Against This Stockholder Proposal

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors has given this proposal careful consideration and believes that it should not be implemented. The Board of Directors believes that a classified board is more advantageous to, and better serves the interests of, Redwood and its stockholders than a board that would be elected annually for the reasons discussed below. Under Redwood’s Charter, the Board of Directors is divided into three classes with directors elected to staggered terms. This classified structure has been in place since the Company’s inception and has been and continues to be an integral part of Redwood’s overall governance structure. It is a long-time feature of corporate governance and many well respected U.S. corporations have classified boards.

The Board of Directors believes corporate governance is a matter of balance — balancing the need of stockholders to hold the Board accountable for its actions with the need to provide the Board with the tools necessary to protect and enhance long-term stockholder value. The Board continually reviews our corporate governance structure and believes the current structure, which includes a classified board, strikes the appropriate balance.

Our business involves identification, acquisition, and management of real estate loans and securities and, by its very nature, requires long-term strategies and planning. In order for our directors to do the best job possible in protecting and enhancing stockholder value, they need to understand fully all of the risks and potential opportunities presented by our long-term investments in these loans and securities. The three-year staggered terms of our directors are designed to provide stability, enhance mid- and long-term planning and ensure that a majority of directors at any given time have prior experience as directors of Redwood. This ensures that the Board of Directors has solid knowledge of Redwood’s business and strategy. Directors who have experience with Redwood and knowledge about its business and affairs are a valuable resource and are better positioned to make the fundamental decisions that are in the best interests of Redwood. At the same time, Redwood stockholders have an opportunity each year to vote on several directors and to shape the decision-making of the Board of Directors accordingly.

The Board of Directors believes that the annual election of each director is not necessary to promote accountability. All directors are required to uphold duties to Redwood, regardless of how often they stand for election. Directors elected to three-year terms are not insulated from this responsibility and are as accountable as directors elected annually.

Mr. Armstrong’s proposal cites a 2003 study to support his position that a company’s performance may be compromised by a classified board of directors. Our performance suggests otherwise. The following graph presents a total return comparison of Redwood’s common stock, over the last five years, to the S&P Composite-500 Stock Index and the National Association of Real Estate Investment Trusts, Inc. (NAREIT) Mortgage REIT Index. The total returns reflect stock price appreciation and the reinvestment of dividends for our common stock and for each of the comparative indices. The information has been obtained from sources believed to be reliable; but neither its accuracy nor its completeness is guaranteed.

	2002	2003	2004	2005	2006	2007
Redwood Trust	100.00	213.45	300.72	226.42	355.32	239.87
S&P Composite-500 Index	100.00	128.70	142.70	149.71	173.35	182.88
NAREIT Mortgage REIT Index	100.00	157.39	186.40	143.18	170.85	98.50

Redwood has had a classified board for the entire period covered by this chart and has been able to deliver returns to its stockholders that substantially exceeded the returns generated by these indices. These results clearly demonstrate that having a classified board structure does not lead to poor performance.

A classified board is designed to safeguard the company against the efforts of a third party intent on quickly taking control of, and not paying fair value for, the business and assets of the company. The classified board structure enhances the ability of the Board of Directors to negotiate the best results for all stockholders in these circumstances. It does not preclude a takeover, but it would afford Redwood time to evaluate the adequacy and fairness of any takeover proposal, negotiate with the sponsor on behalf of all stockholders and weigh alternatives, including the continued operation of Redwood’s business, to provide maximum value for all stockholders.

The Board of Directors does not believe there is a single formula to corporate governance that can be applied uniformly to all types of companies, without regard to their industry, structure, or other company-specific considerations. An appropriate practice for one company may not be an appropriate practice for another. To claim that “one size fits all” in this context ignores the unique challenges and opportunities of each particular company. The Board of Directors and the Governance and Nominating Committee review Redwood’s corporate governance practices annually and have each concluded that Redwood’s classified board structure continues to be in the best interests of Redwood.

The statements set forth above in opposition to this proposal reflect the views of all members of the Board of Directors. It is important to note that approval of this proposal by stockholders would not in itself effectuate the changes contemplated by the proposal. Further action by the Board of Directors and the stockholders would be required to amend Redwood’s Charter.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the stockholder-submitted proposal that the stockholders request the Board of Directors to take steps to eliminate the classification of terms of directors. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), stockholders may present proper proposals for inclusion in Redwood’s proxy statement and for consideration at Redwood’s 2009 Annual Meeting. To be eligible for inclusion in Redwood’s 2009 Proxy Statement, a stockholder proposal must be received in writing not less than 120 calendar days before the first anniversary of the date we released our proxy statement for the preceding year’s annual meeting and must otherwise comply with Rule 14a-8 under the Exchange Act. Accordingly, a stockholder nomination for director or proposal of business intended to be considered at the 2009 Annual Meeting must be received by the Secretary not later than December 23, 2008 to be eligible for inclusion in our 2009 Proxy Statement. While the Board of Directors will consider stockholder proposals, Redwood reserves the right to omit from Redwood’s Proxy Statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought before an annual meeting, including nominations, whether or not included in our proxy statement. Our Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice containing the information required by the Bylaws generally must be delivered to our Secretary at our principal executive office not earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, under our Bylaws, a stockholder nomination for director or proposal of business intended to be considered at the 2009 Annual Meeting must be received by the Secretary not earlier than November 23, 2008, and not later than 5:00 p.m., Pacific Time, on December 23, 2008. Proposals should be mailed to Redwood Trust, Inc., Attention: Secretary, One Belvedere Place, Suite 300, Mill Valley, CA 94941. A copy of the Bylaws may be obtained from Redwood’s Secretary by written request to the same address.

INFORMATION INCORPORATED BY REFERENCE

This Proxy Statement incorporates by reference the information set forth in our Annual Report on Form 10-K for the year ended December 31, 2007 (2007 Annual Report) under the following headings: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Financial Statements and Supplementary Data; and Item 9. Changes and Disagreements with Accountants on Accounting and Financial Disclosure. Copies of the 2007 Annual Report are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of Redwood at (415) 389-7373 or at the principal executive offices of Redwood at the address set forth above under “Stockholder Proposals for the 2009 Annual Meeting.” In addition, within the Investor Information section of Redwood’s website located at www.redwood.com, you can obtain, free of charge, a copy of the 2007 Annual Report.

BY ORDER OF THE BOARD OF DIRECTORS

Martin S. Hughes
Chief Financial Officer and Secretary

April 22, 2008

APPENDIX A

2002 REDWOOD TRUST, INC. INCENTIVE PLAN

(As Amended)

Section 1. General Purpose of Plan; Definitions.

The name of this plan is the 2002 Redwood Trust, Inc. Incentive Plan (the “Plan”). The Plan (then known as the 2002 Redwood Trust, Inc. Incentive Stock Plan) was adopted by the Board on March 21, 2002 and approved by the Company’s stockholders on May 9, 2002. The Board approved amendments to the Plan (i) on March 4, 2004 (the “2004 Amendments”) which were approved by the Company’s stockholders on May 6, 2004, (ii) on March 9, 2006 (the “2006 Amendments”) which were approved by the Company’s stockholders on May 11, 2006, and (iii) on March 5, 2008 (the “2008 Amendments”) if approved by the Company’s stockholders on May 22, 2008. In addition, pursuant to the authorization contained in Section 11(6), the Board approved amendments to the Plan on November 10, 2007 (the “409A Amendments”).

The purpose of the Plan is to enable the Company and its Subsidiaries to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity, and industry, to give the Company’s non-employee directors a proprietary interest in the Company, and to provide incentives to the participating directors, officers and other key employees, and agents and consultants, that are linked to performance measures and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(1) “Administrator” means the Board, or as long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or as required under Section 162(m) of the Code, the Committee appointed by the Board.

(2) “Board” means the Board of Directors of the Company.

(3) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(4) “Committee” means the Compensation Committee of the Board, which shall be composed of not less than three Board members who shall be (i) Independent as defined by the rules of the New York Stock Exchange, as they may be amended from time to time; (ii) a Non-Employee Director as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) an Outside Director as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated thereunder.

(5) “Company” means Redwood Trust, Inc., a corporation organized under the laws of the State of Maryland (or any successor corporation).

(6) “DERs” shall mean dividend equivalent rights, which are the right to receive amounts on related Stock awards that are linked to dividends on the Stock and that may be paid currently in cash or Stock, or accrued in shares of deferred stock with or without compounding through subsequent payments or accruals on the accrued shares. Payment of such deferred stock from DER accruals on Stock Options and Stock Appreciation Rights may or may not be contingent upon the exercise of the related award, as determined by the Committee at the time of grant.

(7) “Deferred Stock” means an award granted pursuant to Section 7 of the right to receive Stock at the end of a specified deferral period or on such other bases as the Administrator may determine.

(8) “Disability” means: (i) a determination by the Social Security Administration that a Participant is totally disabled; (ii) a determination that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (iii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under a disability plan or other accident and health plan maintained by the Company.

(9) “Effective Date” shall mean the date provided pursuant to Section 11.

(10) “Eligible Employee” means an employee of the Company or any Subsidiary, and any person to whom an offer of employment is made by the Company or any Subsidiary, eligible to participate in the Plan pursuant to Section 4.

(11) “Eligible Non-Employee Director” means a member of the Board or the board of directors of any Subsidiary who is not a bona fide employee of the Company or any Subsidiary and who is eligible to participate in the Plan pursuant to Section 4.

(12) “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, the closing sale price of the Stock on the next preceding business day as reported in the Western Edition of the Wall Street Journal Composite Tape.

(13) “GAAP” means, for any day, generally accepted accounting principles, applied on a consistent basis, stated in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, or in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by another entity or entities as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances for that day.

(14) “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(15) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

(16) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

(17) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(18) “Participant” means any Eligible Employee, Non-Employee Director, or consultant or agent of the Company or any Subsidiary selected by the Committee, pursuant to the Administrator’s authority in Section 2, to receive grants under the Plan.

(19) “Performance Share” means an award of shares of Stock granted pursuant to Section 7 that is subject to restrictions based upon the attainment of specified performance objectives.

(20) “Performance Unit” means an award of a unit valued by reference to a designated amount of property (including cash) other than Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Stock, other property, or any combination thereof, upon achievement of such performance goals as the Committee shall establish.

(21) “Restricted Stock” means an award granted pursuant to Section 7 of shares of Stock, subject to restrictions that will lapse with the passage of time or on such other bases as the Administrator may determine.

(22) “Stock” means the common stock, $0.01 par value per share, of the Company.

(23) “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 to receive an amount equal to the difference between (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, and (B) the aggregate exercise price of such right or such portion thereof.

(24) “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 5.

(25) “Subsidiary” means (A) any corporation (other than the Company) or other entity whose assets and liabilities are consolidated with those of the Company on the Company’s consolidated balance sheet and (B) any other business venture designated by the Administrator in which the Company has a significant interest, as determined in the discretion of the Administrator.

Section 2. Administration.

The Plan shall be administered by the Administrator, except as otherwise expressly provided herein.

The Administrator shall have the power and authority to grant to Participants pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Deferred Stock, (e) Performance Shares, (f) Performance Units or (g) any combination of the foregoing. DERs may be granted in conjunction with any of the Stock awards listed above.

In addition, the Administrator shall have the authority:

(a) to select those employees and prospective employees of the Company or any Subsidiary who shall be Eligible Employees;

(b) to determine whether and to what extent Stock Options (with or without DERs), Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Performance Units or a combination of the foregoing, are to be granted to Participants hereunder;

(c) to determine the number of shares to be covered by each such award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restricted period applicable to Restricted or Deferred Stock awards and the date or dates on which restrictions applicable to such Restricted or Deferred Stock shall lapse during such period, and (y) the performance goals and periods applicable to the award of Performance Shares and Performance Units); and

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, DERs, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Performance Units or any combination of the foregoing.

The Administrator may designate whether any award being granted to any Participant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated as “performance-based compensation” shall be conditioned on the achievement of one or more performance measures. The performance measures that may be used by the Administrator for such awards shall be based on any one or more of the following, as selected by the Administrator: revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted); operating income; total stockholder return; dividends paid or payable; market share; profitability as measured by return ratios, including return on revenue, return on assets, return on equity (including adjusted return on equity), and return on investment; cash flow; or economic value added (economic profit); and such criteria generally must be specified in advance and may relate to one or any combination of two or more corporate, group, unit, division, affiliate, or individual performances. For awards intended to be “performance-based compensation,” the grant of the awards, the establishment of the performance measures, and the certification that the performance goals were satisfied shall be made during the period and in the manner required under Code Section 162(m).

The Administrator shall have the authority, in its discretion, to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, any Subsidiaries and the Participants. Notwithstanding

the foregoing or anything else to the contrary in the Plan, any action or determination by the Administrator specifically affecting or relating to an award to a Non-Employee Director shall be approved and ratified by the Board.

Notwithstanding anything to the contrary herein, no award hereunder may be made to any Participant to the extent that, following such award, the shares subject or potentially subject to such Participant’s control (including, but not limited to, (i) shares of the Company’s equity stock owned by the Participant, (ii) shares of Stock subject to awards granted to the Participant under the Prior Plan (whether such awards are then exercisable or vested), (iii) Stock Options, whether or not then exercisable, held by the Participant to purchase additional such shares, (iv) Restricted Stock, Deferred Stock, and Performance Share awards to the Participant, whether or not then vested, and (v) shares of Stock accrued under DERs awarded to the Participant) would constitute more than 9.8% of the outstanding capital stock of the Company.

Section 3. Stock Subject to Plan.

(1) Subject to the following provisions of this Section 3, the maximum number of shares of Stock that may be issued with respect to awards granted under the Plan subsequent to the approval of the 2008 Amendments shall be equal to the sum of: (i) 1,500,000 shares of Stock; (ii) the number of shares of Stock previously authorized for awards under the Plan immediately prior to the stockholder approval of the 2008 Amendments; (iii) any shares of Stock that are represented by awards granted under the Company’s Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan (the “Prior Plan”) which are (A) forfeited, expire, or are canceled without delivery of shares of Stock or (B) settled in cash; and (iv) any shares of Stock that are represented by awards granted under the Prior Plan which are tendered to the Company (by either actual delivery or attestation) to satisfy the exercise price of Stock Options or the applicable tax withholding obligation.

(2) Any shares of Stock covered by an award that is forfeited or canceled, or shares of stock not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, shall not be deemed to have been issued for purposes of determining the maximum number of shares of Stock available for future awards under the Plan.

(3) If the exercise price of any Stock Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for future awards under the Plan.

(4) Subject to Section 3(5), the following additional maximums are imposed under the Plan:

(a) The maximum number of shares of Stock that may be the subject of awards granted as Incentive Stock Options under the Plan shall be 963,637 shares (regardless of whether the awards are canceled, forfeited, or materially amended or the shares subject to any such awards are surrendered).

(b) The maximum number of shares that may be the subject of awards granted to any one individual pursuant to Sections 5 and 6 (relating to Stock Options and Stock Appreciation Rights) shall be 500,000 shares during any calendar year (regardless of whether such awards are canceled, forfeited, or materially amended or the shares subject to any such award are surrendered).

(c) No more than 500,000 shares of Stock may be the subject of awards under the Plan granted to any one individual during any one-calendar-year period (regardless of when such shares are deliverable or whether the awards are forfeited, canceled or materially amended or the shares subject to any such award are surrendered) if such awards are intended to be “performance-based compensation” (as the term is used for purposes of Code Section 162(m)).

(d) Shares of Stock issued under the Plan or covered by awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity shall not count against the maximum number of shares available for future awards under the Plan.

(5) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Administrator may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Administrator may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding Stock Options and Stock Appreciation Rights; and (iv) any other adjustments that the Administrator determines to be equitable, in its sole discretion.

Section 4. Eligibility.

Officers and other key employees of the Company or Subsidiaries who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company or its Subsidiaries, Non-Employee Directors, and consultants and agents of the Company or its Subsidiaries, shall be eligible to be granted Stock Options, DERs, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, or Performance Units hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among those eligible.

Section 5. Stock Options.

Stock Options may be granted alone or in addition to other awards granted under the Plan, including DERs. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a Stock Option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price, the term, and provisions regarding exercisability of the Stock Option granted thereunder.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority under this Section 5 to grant any optionee (except Eligible Non-Employee Directors) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without DERs or Stock Appreciation Rights), provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company or its Subsidiaries. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(1) Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted. The provisions of this Section 5(1) shall not be applicable to awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity so long as the ratio of exercise price to fair market value in effect with respect to such award or obligation before its settlement, assumption or substitution is maintained after giving effect to such settlement, assumption or substitution.

(2) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(3) Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Stock Option expires.

(4) Method of Exercise.  Subject to Section 5(3), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Administrator. The Administrator may also permit a Participant to elect to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made by surrendering unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock, or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. Any payment in the form of stock already owned by the optionee may be effected by use of an attestation form approved by the Administrator. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares received upon the exercise of such Stock Option (to the extent of the number of shares of Restricted Stock or Performance Shares surrendered upon exercise of such Stock Option) shall be restricted in accordance with the original terms of the Restricted Stock or Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and other rights of a stockholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 11.

(5) Limits on Transferability of Options.

(a) Subject to Section 5(5)(b), no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or in accordance with the terms of a qualified domestic relations order.

(b) The Administrator may, in its discretion, authorize all or a portion of the Non-Qualified Stock Options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, qualified domestic partner, children, or grandchildren of the optionee and any other persons related to the optionee as may be approved by the Administrator (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership or partnerships in which such Immediate Family Members are the only partners, or (iv) any other persons or entities as may be approved by the Administrator, provided that (x) there may be no consideration for any transfer unless approved by the Administrator, (y) the stock option agreement pursuant to which such options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 5(5)(b), and (z) subsequent transfers of transferred Stock Options shall be prohibited except those in accordance with Section 5(5)(a) or expressly approved by the Administrator. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, except for purposes of Sections 5(6) and 10(3) hereof, the terms “optionee,” “Stock Option holder” and “Participant” shall be deemed to refer to the transferee. The events of termination of employment contained in the option agreement with respect to such Stock Options shall continue to be applied with respect to the original optionee, following any which event the Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in such option agreements. Notwithstanding the transfer, the original optionee will continue to be subject to the provisions of Section 10(3) regarding payment of taxes, including the provisions entitling the Company to deduct such taxes from amounts otherwise due to such optionee. Any transfer of a Stock Option that was originally granted with DERs related thereto shall automatically include the transfer of such DERs, any attempt to transfer such Stock Option separately from such DERs shall be void, and such DERs shall continue in effect according to their terms. “Qualified domestic partner” for the purpose of this Section 5(5)(b) shall mean a domestic partner living in the same household as the optionee and registered with, certified by, or otherwise acknowledged by the county or other applicable governmental body as a domestic partner or otherwise establishing such status in any manner satisfactory to the Administrator.

(6) Annual Limit on Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an optionee under this Plan and all other option plans of the Company, its Parent Corporation or any Subsidiary become exercisable for the first time by the optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

Section 6. Stock Appreciation Rights.

(1) Grant and Exercise.  Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

A Related Right may be exercised by an optionee, in accordance with paragraph (2) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (2) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(2) Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

(a) Stock Appreciation Rights that are Related Rights (“Related Stock Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6; provided, however, that no Related Stock Appreciation Right shall be exercisable during the first twelve months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

(b) Upon the exercise of a Related Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(c) Related Stock Appreciation Rights shall be transferable or exercisable only when and to the extent that the underlying Stock Option would be transferable or exercisable under paragraph (5) of Section 5.

(d) Upon the exercise of a Related Stock Appreciation Right, the Stock Option or part thereof to which such Related Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan.

(e) A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

(f) Stock Appreciation Rights that are Free Standing Rights (“Free Standing Stock Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Stock Appreciation Right shall be exercisable during the first twelve months of its term, except that this limitation shall not apply in the event of death or Disability of the recipient of the Free Standing Stock Appreciation Right prior to the expiration of such twelve-month period.

(g) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(h) Upon the exercise of a Free Standing Stock Appreciation Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock with respect to which the right is being exercised, with the Administrator having the right to determine the form of payment.

(i) Free Standing Stock Appreciation Rights shall be transferable or exercisable subject to the provisions governing the transferability and exercisability of Stock Options set forth in paragraphs (3) and (5) of Section 5.

(j) In the event of the termination of an employee who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable to the same extent that a Stock Option would have been exercisable in the event of the termination of the optionee.

(k) For the purpose of the limitation set forth in Section 3 on the number of shares to be issued under the Plan, the grant or exercise of Free Standing Stock Appreciation Rights shall be deemed to constitute the grant or exercise, respectively, of Stock Options with respect to the number of shares of Stock with respect to which such Free Standing Stock Appreciation Rights were so granted or exercised.

Section 7. Restricted Stock, Deferred Stock, and Performance Shares.

(1) General.  Restricted Stock, Deferred Stock, or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Participants to whom, and the time or times at which, grants of Restricted Stock, Deferred Stock, or Performance Share awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Restricted Stock, Deferred Stock, or Performance Share awards; the Restricted Period (as defined in Section 7(3)) applicable to Restricted Stock, Deferred Stock, or Performance Share awards; the performance objectives applicable to Performance Share, Restricted Stock, or Deferred Stock awards; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse during such Restricted Period; and all other conditions of the Restricted Stock, Deferred Stock, and Performance Share awards. The Administrator may also condition the grant of Restricted Stock, Deferred Stock, or Performance

Share awards upon the exercise of Stock Options or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock, Deferred Stock or Performance Share awards need not be the same with respect to each recipient.

(2) Awards and Certificates.  The prospective recipient of a Restricted Stock, Deferred Stock, or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a “Restricted Stock Award Agreement,” “Deferred Stock Award Agreement,” or “Performance Share Award Agreement,” as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 7(2), (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2002 Redwood Trust, Inc. Incentive Plan and a Restricted Stock Award Agreement or Performance Share Award Agreement entered into between the registered owner and Redwood Trust, Inc. Copies of such Plan and Agreement are on file in the offices of Redwood Trust, Inc.”

The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award or Performance Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(3) Restrictions and Conditions.  The Restricted Stock, Deferred Stock, and Performance Share awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(a) Subject to the provisions of the Plan and the Restricted Stock, Deferred Stock, or Performance Share award agreement, during such period as may be set by the Administrator commencing on the grant date (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock, Performance Shares, or Deferred Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination, death, or Disability or the occurrence of a “Change of Control” (as defined by the Administrator at the time of grant). Except for certain limited situations, the Restricted Period for awards subject solely to continued employment restrictions shall be not less than three years from the date of grant. The Restricted Period for awards subject to meeting specified performance criteria shall generally not be shorter than twelve months or longer than five years.

(b) Except as provided in paragraph (3)(a) of this Section 7, the Participant shall have, with respect to the shares of Restricted Stock or Performance Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period. With respect to Deferred Stock awards, the Participant shall generally not have the rights of a stockholder of the Company, including the right to vote the shares during the Restricted Period; provided, however, that, except as otherwise specified by the Administrator at time of grant, dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall accrue to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares covered by the award of Restricted Stock, Performance Shares, or Deferred Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

Section 8. Performance Units.

(1) General.  Performance Unit awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Participants to whom, and the time or times at which, grants of Performance Unit awards shall be made; the number of units to be awarded; the Performance Period (as defined in Section 8(2)) applicable to Performance Unit awards; the performance objectives applicable to Performance Unit awards, including the performance measures specified in Section 2 for Performance Unit awards that are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code; and all other conditions of the Performance Unit awards. The Administrator may also condition the grant of Performance Unit awards upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Performance Unit awards need not be the same with respect to each recipient.

(2) Performance Period and Conditions.  The Performance Unit awards granted pursuant to this Section 8 shall be subject to the following terms and other conditions:

(a) The Performance Unit award agreement shall specify such period as may be set by the Administrator commencing on the grant date (the “Performance Period”) during which the Performance Unit award shall be earned, based on the attainment of certain performance related goals and such other factors as the Administrator may determine, in its sole discretion; provided, however, that the Administrator may waive such goals and factors in whole or in part under such circumstances as it may determine in its sole discretion, including the Participant’s termination, death, or Disability or the occurrence of a “Change of Control” (as defined by the Administrator at the time of grant). The Performance Period for awards shall generally not be shorter than twelve months or longer than five years. Notwithstanding anything to the contrary herein, with respect to a Performance Unit award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may adjust downwards, but not upwards, the amount payable under such award. Notwithstanding anything to the contrary herein, with respect to any Performance Unit award that is intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall, prior to payment on such award, certify in writing that the applicable performance related goals have been met.

(b) Except as provided in this Section 8 or as may be provided in an award agreement, Performance Units will be paid only after the end of the relevant Performance Period. Performance Unit awards may be paid in cash, shares of stock, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

(3) Maximum Dollar Value.  The maximum dollar value payable to any Participant in any 12-month period with respect to a Performance Unit award that is intended to be performance-based compensation is $5,000,000. If such an award is cancelled, the cancelled award shall continue to be counted towards such maximum dollar value.

Section 9. Amendment and Termination.

The Board may amend, alter, suspend, terminate, or discontinue the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination shall be made without (1) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or if such approval is required by the paragraph below or (2) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Administrator may amend the terms of any award theretofore granted prospectively or retroactively, but no such amendment shall (1) impair the rights of any Participant without his or her consent or (2) without stockholder approval, except for adjustments made pursuant to Section 3(5) or in connection with substitute awards, reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or

Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 3(5) shall not be subject to these restrictions.

Section 10. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

Section 11. General Provisions.

(1) The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

Except as otherwise expressly stated in the applicable grant or award agreement, if (i) a Participant is granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Units or other awards under this Plan and such grant or award includes a vesting requirement, a performance requirement or other condition to unrestricted receipt of the rights granted or awarded (or any portion thereof) and (ii) such Participant’s service with the Company is terminated for any reason prior to the satisfaction or lapse of such vesting or performance condition, then those Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Units or other rights not yet vested or for which performance or other stated conditions have not yet been satisfied shall terminate automatically as of the date of termination of service and shall be forfeited to the Company immediately and without further notice or obligation on the part of the Company to the Participant.

(2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

(3) Each Participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(5) The Administrator may permit or require a Participant to subject any award granted hereunder to any deferred compensation, deferred stock issuance, or similar plan that may be made available to Participants by the Company from time to time. The Administrator may establish such rules and procedures for participation in such deferral plans as it may deem appropriate, in its sole discretion.

(6) This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

Section 12. Effective Date of Plan.

The Plan became effective (the “Effective Date”) on May 9, 2002, the date the Company’s stockholders formally approved the Plan. The 2004 Amendments became effective on May 6, 2004, the date the Company’s stockholders formally approved 2004 Amendments. The 2008 Amendments will become effective on May 22, 2008, if the Company’s stockholders formally approve the 2008 Amendments. The 409A Amendments shall be effective with respect to all awards involving income deferrals made after December 31, 2004.

Section 13. Term of Plan.

The Plan shall remain in full force and effect unless terminated by the Board or no further shares of Stock remain available for awards to be granted under Section 3 and there are no outstanding awards that remain to become vested, exercised, or free of restrictions.

REDWOOD TRUST

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A Proposals

1. Election of the Class II Nominees to the Board of Directors. **The Board of Directors recommends a vote FOR all Class II Nominees to the Board of Directors.**

Nominee	For	Withhold
01 - Douglas B. Hansen	☐	☐
02 - Greg H. Kubicek	☐	☐
03 - Charles J. Toeniskoetter	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2008. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐
3. Amendment to the 2002 Incentive Plan to increase the number of shares authorized for issuance under that Plan by 1,500,000. **The Board of Directors recommends a vote FOR approval of the amendment to the Plan.**	☐	☐	☐
4. Amendment to the Company's charter to increase the number of shares of capital stock authorized for issuance from 50 million shares to 75 million shares. **The Board of Directors recommends a vote FOR approval of the amendment to the Company's charter.**	☐	☐	☐
5. Stockholder-submitted proposal that stockholders request the Board of Directors to take steps to eliminate the classification of terms of directors. **The Board of Directors recommends a vote AGAINST this stockholder-submitted proposal.**	☐	☐	☐

6. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 JNT

1 U P X 0 1 7 3 9 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00VT1D

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Redwood Trust, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 22, 2008

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS GEORGE E. BULL, III, MARTIN S. HUGHES, AND DEBBIE PASHILK, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 22, 2008, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008, "FOR" APPROVAL OF THE AMENDMENT TO THE 2002 INCENTIVE PLAN, "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S CHARTER, AND "AGAINST" THE STOCKHOLDER PROPOSAL CONCERNING THE COMPANY'S CLASSIFIED BOARD OF DIRECTORS. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.